UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Jocom Holdings Corp.

(Exact name of registrant as specified in its charter)

Date: October 21, 2022

Nevada	7380	38-4177722
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Unit No. 11-1, Level 11, Tower 3, Avenue 3
Bangsar South, No. 8 Jalan Kerinchi,
59200 Kuala Lumpur.

Issuer's telephone number: +6012 3399937

Company email: corporate@jocom.my

Copy To:

Carl P. Ranno

2733 East Vista Drive

Phoenix, Arizona 85032

Telephone: 602-402-3615

Email: carlranno@cox.net

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	6,500,000	$1.00	6,500,000	602.55

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

Jocom Holdings Corp.

6,500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Jocom Holdings Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we, “Jocom Holdings Corp.” are offering 500,000 shares of our common stock and our selling shareholders are offering 6,000,000 shares of our common stock at a price of $1.00 per share. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Mr. Sew Wen Chean and our Chief Financial Officer, Ms. Chua Hwee Ping, are deemed to be underwriters of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is no certainty that we will be able to sell any of the 500,000 shares being offered herein by the Company. Mr. Sew and Ms. Chua will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $1.00 per share for the duration of the Offering.

Assuming all of the 500,000 shares being offered by the Company are sold, the Company will receive $500,000 in net proceeds. Assuming 375,000 shares (75%) being offered by the Company are sold, the Company will receive $375,000 in net proceeds. Assuming 250,000 shares (50%) being offered by the Company are sold, the Company will receive $250,000 in net proceeds. Assuming 125,000 shares (25%) being offered by the Company are sold, the Company will receive $125,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.

The net proceeds on a per share basis are displayed in the following table:

500,000 shares to be offered by Jocom Holdings Corp. for cash	Per share	Total
Initial public offering price	$1.00	$500,000
Underwriting commissions, discounts and fees	$0.00	$0.00
Net proceeds, before expenses to Jocom Holdings Corp.	$1.00	$500,000

6,000,000 shares to be offered by selling stockholders for cash	Per share	Total
Initial public offering price	$1.00	$6,000,000
Underwriting commissions, discounts and fees	$0.00	$0.00
Net proceeds, before expenses to selling stockholders	$1.00	$6,000,000

There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Our Chief Executive Officer and Director, Mr. Sew Wen Chean, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal account. A conflict of interest may arise as a result of Mr. Sew selling shares from his own personal account, and in selling shares on the Company’s behalf. Currently, Mr. Sew Wen Chean owns and controls 19,000,000 shares of our common stock.

Our Chief Financial Officer, President, Secretary, Treasurer and Director, Ms. Chua Hwee Ping, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from her own personal account. A conflict of interest may arise as a result of Ms. Chua selling shares from her own personal account, and in selling shares on the Company’s behalf. Currently, Ms. Chua Hwee Ping owns and controls 19,000,000 shares of our common stock.

As of the date of this Registration Statement, our Directors, Sew Wen Chean, and Chua Hwee Ping, each control approximately 32.99% of the voting power of the Company.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $1.00 per share for the duration of the offering. The Company estimates the costs of this offering at about $35,200. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

We have no plans or intention to merge with an operating company. None of the Company’s shareholders or management have plans to enter into any agreement resulting in a change of control of the Company, subsequent to this offering.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through October 31, 2023 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is October 21, 2022.

PROSPECTUS SUMMARY

In this Prospectus, “Jocom Holdings,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Jocom Holdings Corp., unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

The Company

Jocom Holdings Corp., a Nevada Corporation, is a company that operates through its wholly owned subsidiary, Jocom Holdings Corp., a Company organized in Labuan, Malaysia. The Nevada and Malaysia corporations share the same exact business plan.

Jocom Holdings Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on January 8, 2021.

On January 8, 2021 Ms. Chua Hwee Ping was appointed President, Secretary, Treasurer and Director of the Company.

On April 15, 2021, we, “the Company” acquired 100% of the equity interests of Jocom Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of Jocom Holdings Corp., Ms. Chua was compensated $100 USD.

On December 30, 2021, Ms. Chua Hwee Ping was appointed Chief Financial Officer of the Company.

On December 30, 2021, Mr. Sew Wen Chean was appointed Chief Executive Officer and Director of the Company.

We currently provide data analytic services, which cover customer behavior and predictive customer analysis, to, at present, one client. Our present client, a Malaysia company named Jocom Mshopping Sdn Bhd, who is a related party, runs an e-commerce platform operator located in Malaysia. Our inhouse data analytic software solution, namely "JOCOM AI Smart Platform”, is developed by our CEO, Mr. Sew, through his past experience in software development and the fresh grocery industry. JOCOM AI Smart Platform is a subscription based web software. Via our wholly owned subsidiary, Jocom Holdings Corp., we own the rights to a propriety analytics platform, “JOCOM AI SMART PLATFORM”, referred to herein as “the Software”, which analyzes buying patterns and customer behaviors of consumers of grocery items within Malaysia. We also have an interface that allows users to purchase and schedule grocery delivery. Our Software is able to integrate on our interface and analyze data from the interface. Amongst other things, the Software can analyze customer behaviors, predict customers behaviors, and optimize product placement.

The Patent and Trademark number is LY2021W02673. The patent covers the geographic area of Malaysia.

The details of the Patent can be found at the following source: https://iponlineext.myipo.gov.my/SPHI/Extra/IP/Mutual/Browse.aspx?sid=637880787831647295

We also have additional plans to expand our service offerings to cover the logistic segment by developing a logistic prediction algorithm software. We anticipate that this software will take into account several factors such as fleet availability, incoming orders, traffic conditions etc. to create real-time simulations and provide the best possible routes and delivery options, thus increasing delivery efficiency and saving costs.

At a later stage, we also plan to develop our own mobile commerce platform specializing in online groceries and shopping. Once our data analytic software and logistic algorithm matures, we believe we will be able to provide an end-to-end platform that allows farmers, producers and manufacturers to connect directly with end consumers, eliminating the intermediaries and inefficiencies along the supply chain. Further elaboration of these plans are detailed below under the section, “Description of Business”.

We believe we need to raise $500,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive all of the proceeds from the sale of 500,000 shares of our common stock and intend to use the proceeds from this offering to fund day to day operations, market our services, hire additional staff, and pay for ongoing reporting requirements. There is uncertainty that we will be able to sell any of the 500,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $35,200 are being paid for by the Company.

For the six months ended June 30, 2022, the Company has generated revenue of $48,000 and continuously incurred a net loss of $151,036. As of June 30, 2022, our cash balance was $164,466, liabilities totaled $34,145, the Company suffered an accumulated deficit of $278,865. The Company’s ability to continue as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

We have 57,600,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 6,500,000 shares. These shares represent 500,000 additional shares of common stock to be issued by us and 6,000,0000 shares of common stock by our selling stockholders. We may endeavor to sell all 500,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. Additionally, all of the shares offered by the selling shareholders will also be sold at the same fixed price per share. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

Our Chief Executive Officer and Director, Mr. Sew Wen Chean, and our Chief Financial Officer and Director, Ms. Chua Hwee Ping, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from their own personal accounts. A conflict of interest may arise as a result of Mr. Sew and Ms. Chua selling shares from their own personal accounts, and in selling shares on the Company’s behalf. Currently, Mr. Sew owns and controls 19,000,000 shares of our common stock and Ms. Chua also owns 19,000,000 shares of our common stock.

Mr. Sew and Ms. Chua will be able to sell their shares at any time during the duration of this offering. Regarding the sale of Mr. Sew and Ms. Chua’s shares, such shares will be sold at a fixed price of $1.00 for the duration of the offering.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

As of the date of this Registration Statement, our Directors, Mr. Sew Wen Chean, and Ms. Chua Hwee Ping, each control approximately 32.99% of the voting power of the Company.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $1.00 for the duration of the offering. The Company estimates the costs of this offering at about $35,200. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

We do not believe that we are a shell Company. Currently, we do not have plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. At this time, the company’s officers and directors, any company promoters, and or their affiliates do not intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.”

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Mr. Sew will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to himself.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

500,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct public offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	6,000,000 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this offering.

Number of shares of common stock outstanding before the offering of common stock	57,600,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	58,100,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of Proceeds	We intend to use the gross proceeds from this offering to us to fund our day to day operations, to attend regional and national exhibitions, to pay for marketing and promotional activities, to hire staff, to pay for ongoing reporting requirements and to cover any fees related to further business development.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 6,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director Mr. Sew Wen Chean and our Chief Financial Officer and Director Ms. Chua Hwee Ping will sell the 500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $35,200.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our business operations may be materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business include:

-	The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in our industry have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future should there be, at any point, another global pandemic.

At present, we have not been able to determine with any level of certainty, whether we have or have not been materially impacted by the ongoing COVID pandemic thus far. We are an early stage company, with an unproven business plan, and although we have not been able to increase our sales, nor the number of our clients, since the start or during the pandemic, we cannot conclude whether or not this is directly attributable to the pandemic.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Mr. Sew will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since Mr. Sew is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Sew is going to sell shares on behalf of the Company in this offering. Mr. Sew will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Sew’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

Ms. Chua Hwee Ping will be able to sell her shares at any time during the duration of this offering. This may pose a conflict of interest since Ms. Chua is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Ms. Chua is going to sell shares on behalf of the Company in this offering. Ms. Chua will be able to simultaneously sell shares of stock for her own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Ms. Chua’s time and attention in selling shares on behalf of the Company since she will also be able to sell her own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected

We have a limited operating history and face many of the risks and difficulties which are frequently encountered by company in the developmental stage.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We have a limited operating history for investors to evaluate the potential of our business development. We have not built our client base. In addition, we also face many of the risks and difficulties inherent in introducing our services. These risks include the ability to:

·	Develop a feasible and effective business plan;

·	Attract clients with great prospects;

·	Meet clients’ standards;

·	Implement advertising and marketing plans;

·	Attain client loyalty;

·	Maintain current strategic relationships and develop new strategic relationships;

·	Respond effectively to competitive pressures;

·	Continue to develop and upgrade our service; and

·	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to bring our service to the market place and society, which requires proper and organized planning of providing a platform that is able to offer viable business solution, growth model and corporate development to the members in order to assist in their companies’ growth and expansion as well as increase every member’s loyalty towards the Company. The results of our operations can also be affected by our ability to enhance our services or to deliver consistent high-quality services to increase our competitive presence.

If we are unable to compete successfully in our market place, it will harm our business.

There are similar services in the marketplace that compete with our core operating activities. Certain of these competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources. Competitors and potential competitors may also innovate services that are more effective or have other potential advantages compared to our service plan. In addition, research, development and commercialization efforts by others could render our services provided obsolete or non-competitive. Certain of our competitors and potential competitors have broader services offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressures could result in price reductions, reduced margins and loss of market share. We could encounter potential members that, due to existing relationships with our competitors, are committed to services offered by those competitors. As a result, those potential members may not consider utilizing our services.

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have relied entirely on equity financing from our shareholders to fund our operations. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Malaysia. In addition, our officers and directors are nationals and residents of a country other than the United States, with the majority of their assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors, since they are not residents in the United States. In addition, there is uncertainty as to whether the courts of Malaysia, or other Asian countries, would recognize or enforce judgments of U.S. courts.

We currently have been generating operating losses, and we may never achieve profitability.

We have had, and we expect to continue to have, losses in the near term and will rely on capital funding or borrowings to fund our operations. To date, capital funding has been limited in amount. We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We will require additional capital in the future, which may not be available on terms acceptable to us, or at all.

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our offerings and market developments. We will to need to raise funds through public or private financings, strategic relationships or other arrangements. There can be no assurance that such funding, will be available on terms acceptable to us, or at all. Furthermore, any equity financing will be dilutive to existing stockholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. If funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of our existing capital stock. If adequate funds are not available on acceptable terms, we may not be able to continue operating, develop or enhance our proprietary JOCOM IT system and Mobile Commerce Platform and, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, operating results and financial condition.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire customers. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst-case scenario, any revenue at all.

Our operating results may be variable, and therefore our future prospects may be difficult for investors and analysis to assess.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors. Due to our limited operating history, we believe it will be difficult to accurately forecast our revenues and operating results in our market launch phases. Factors that may slow or harm our business or cause our operating results to fluctuate include the following:

• The market acceptance of, and demand for, our delivered services on data analytic software solution services;

• Our inability to attract new clients and retain existing clients’ loyalty at a reasonable cost;

• Changes in alternative technologies, industry standards and clients’ preferences;

• Our inability to attract and retain key personnel;

• Economic conditions affecting our potential clients;

• Extraordinary expenses such as litigation; and

• Our failure to penetrate into new and different geographical markets.

Any change in one or more of these factors, as well as others, could cause our annual or quarterly operating results to fluctuate. Any change in one or more of these factors could reduce our gross margins in future periods.

The economy of the Asia region in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the consulting industry in the Asia region, which in turn depends upon the continuing growth of the economy of Asia in general, as well as product and service providers. We cannot assure you, however, that the Asia consulting industry will continue to grow at the same pace as in the past.

Due to the fact that a small number of existing shareholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, our officers and directors will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

Our business will be exposed to foreign currency exchange risks.

We derive most of our revenue from the operations of our Malaysia Labuan. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate.

Fluctuations in exchange rates in the Malaysian Ringgit (“RM”) could adversely affect our business and the value of our securities.

The value of the RM against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Malaysia’s political and economic conditions. The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RM and between those currencies and other currencies in which our revenue may be denominated. Appreciation or depreciation in the value of the RM relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely entirely on revenues earned in Malaysia, any significant revaluation of RM may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RM for our operations, appreciation of the RM against the U.S. dollar could cause the RM equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RM into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RM, the U.S. dollar equivalent of the RM we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Malaysia is experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While we believe that the Malaysian economy has experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth, which may harm our business, financial condition and results of operations.

If inflation increases significantly in SEA countries, our business, results of operations, financial condition and prospects could be materially and adversely affected.

Should inflation in SEA countries, including Malaysia, increase significantly, our costs, including our staff costs are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in SEA countries, including Malaysia, could materially and adversely affect our business, results of operations, financial condition and prospects.

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future. Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our Company. We do not have any hedging arrangements to protect against such exchange rate exposures.

Increases in factors, such as wage rate increases and inflation, can have a material adverse effect on our business, financial condition, and operating results.

Increases in compensation, wage pressure, and other expenses for our employees, may adversely affect our profitability. Increases in minimum wages and other wage and hour regulations can exacerbate this risk. These cost increases may be the result of inflationary pressures which could further reduce our sales or profitability. Increases in other operating costs, may increase our expenses. Increased costs could have a material adverse effect on our business, financial condition, and results of operations.

We lack risk management methods, our business, reputation and financial results may be adversely affected.

We currently do not have methods to identify, monitor and manage risks with respect to our data analytic software solution services in the Fresh Grocery industry . If any of such risks were to materialize, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

If our Chief Executive Officer (CEO), or Chief Financial Officer (CFO), or Director(s) leave the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of our CEO, Mr. Sew, and our CFO, Ms. Chua, who are responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our CEO and CFO could have an adverse effect on our business, financial condition and results of operations. There is no assurance that they will not leave the company or compete against us in the future, as we presently have no employment agreements with them. In such circumstances, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO and CFO could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third-party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

We will need to increase the size of our organization, and we may encounter difficulties managing our growth, which could adversely affect our results of operations.

We are currently a development stage company. We will need to effectively manage our managerial, operational, financial and other resources in order to successfully pursue expansion, development and commercialization effort. To manage any growth, we will be required to continue to improve our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. We may be unable to successfully manage the expansion of our operations or operate on a larger scale and, accordingly, may not achieve our expansion, development and commercialization goals.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Security and privacy breaches in our proprietary JOCOM IT system may expose us to additional liability and result in the loss of customers, either of which events could harm our business and cause our stock price to decline.

Any inability on our part to protect the security and privacy of our proprietary JOCOM IT system could have a material adverse effect on our profitability. A security or privacy breach could:

-	Expose us to additional liability;

-	Increase our expenses relating to resolution of these breaches; and

-	Deter customers from using our product.

We cannot assure you that our use of applications designed for data security will effectively counter evolving security risks or address the security and privacy concerns of existing and potential customers. Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations.

We could incur substantial losses from employee fraud and, as a result, our business would suffer.

The nature of our proprietary JOCOM IT system makes us vulnerable to employee fraud or other internal security breaches. We cannot assure you that our internal security systems will prevent material losses from employees’ fraud. Although we will take every reasonable effort to ensure that employee fraud does not take place, we cannot make assurances that our efforts will be successful.

Our proprietary Jocom Holdings Corp IT infrastructure might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken to detect and prevent identify theft, unauthorized uses of credit cards and similar misconduct, our proprietary Jocom Holdings Corp IT infrastructure remain susceptible to potentially illegal or improper uses. Despite measures we have taken to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will succeed. Our business could suffer if customers use our system for illegal or improper purposes.

We may experience breakdowns in our proprietary Jocom Holdings Corp IT infrastructure that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable.

A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. To operate our business successfully, we must protect our payment processing and other systems from interruption by events beyond our control. Events that could cause system interruptions include:

-	Fires;

-	Floods

-	Earthquakes;

-	Terrorist attacks;

-	Natural disasters;

-	Computer viruses;

-	Unauthorized entry;

-	Telecommunications failures;

-	Computer denial of service attacks; and

-	Power loss and country blackouts and lockdowns.

We may not protect our proprietary technology effectively, which would allow competitors to duplicate our proprietary Jocom Holdings Corp IT infrastructure. This would make it more difficult for us to compete with them.

Our success and ability to compete in our markets depend, in part, upon our proprietary technology. We rely primarily on copyright, trade secret and trademark laws to protect our technology including the source code for our proprietary software, and documentation and other proprietary information. We have not been granted any patents for features of our proprietary Jocom Holdings Corp IT infrastructure. We cannot assure you that any of our patent applications will be granted or that if they are granted, they will be valid. A third party might try to reverse engineer or otherwise obtain and use our technology without our permission, allowing competitors to duplicate our product and services.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Even if our shares become publicly quoted, your shares may not be “free-trading”.

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading”, the shares must be registered, or entitled to an exemption from registration under applicable law.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $32,500 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Jocom Holdings Corp., or a subsidiary of the Company, and held in our or our subsidiary’s corporate bank account if the Subscription Agreement(s) are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

There is the risk that investors may lose their investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com, OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for working capital, general corporate purposes, construction of our platform and the costs of continuing disclosure compliance.  Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  Changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  Changes in key personnel;
  Entry into new geographic markets;
  Actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  Fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  Announcements relating to litigation;
  Guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  Changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  The development and sustainability of an active trading market for our common stock;
  Future sales of our common stock by our officers, directors and significant stockholders; and
  Changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively. This could affect our profitability and cause our stock price to decline.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds for collateral requirements to support our transaction processing activities, capital expenditures and other general corporate purposes including continued international expansion and development of additional product functionality. We have not finalized yet the amount of net proceeds that we will use specifically for each of these purposes. We may use the net proceeds for corporate purposes that do not result in our profitability or increase our market value.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Mr. Sew, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

As the Company is only selling 500,000 of the 6,500,000 shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations will require significant additional funding due to the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

For the six months ended June 30, 2022, the Company has generated revenue of $48,000 and continuously incurred a net loss of $151,036. As of June 30, 2022, our cash balance was $164,466, liabilities totaled $34,145, the Company suffered an accumulated deficit of $278,865. The Company’s ability to continue as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officers and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $35,200. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $32,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Jocom Holdings Corp.

Consolidated Balance Sheet

As of December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

As of December 31, 2021
ASSETS
NON-CURRENT ASSET
Intangible asset	1
CURRENT ASSETS
Other receivable	1,271
Cash and bank balances	374,322
Total Current Assets	$375,594

TOTAL ASSETS	$375,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	6,064
Amount due to directors	579
Income tax payable	1,380
TOTAL CURRENT LIABILITIES	$8,023

TOTAL LIABILITIES	$8,023

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 57,600,000 shares issued and outstanding as of Dec 31, 2021 respectively	5,760
Additional paid-in capital	489,640
Accumulated losses	(127,829)
TOTAL STOCKHOLDERS’ EQUITY	$367,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$375,594

Jocom Holdings Corp.

Consolidated Statements of Operations and Comprehensive Loss

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the year ended December 31, 2021
REVENUE	$8,000

COST OF REVENUE	-

GROSS PROFIT	8,000

OTHER INCOME	2,905

SELLING AND DISTRIBUTION EXPENSES	-

GENERAL AND ADMINISTRATIVE EXPENSES	137,354

LOSS BEFORE INCOME TAX	(126,449)

INCOME TAX PROVISION	(1,380)

NET LOSS	$(127,829)
Other comprehensive loss:
- Foreign exchange translation adjustment	-

TOTAL COMPREHENSIVE LOSS	$(127,829)

Net loss per share, basic and diluted:	$-

Weighted average number of common shares outstanding - Basic and diluted	36,276,164

Jocom Holdings Corp.

Consolidated Balance Sheet

As of June 30, 2022 (Unaudited) and December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of June 30, 2022	As of December 31, 2021
	Unaudited	Audited
ASSETS
NON-CURRENT ASSETS
Intangible asset	1	1
Property, plant and equipment, net	2,055	-
Lease asset – right of use	31,435	-
Total Non-Current Assets	$33,491	$1

CURRENT ASSETS
Trade receivable	48,000	-
Other receivable, deposit and prepayment	24,094	1,271
Cash and bank balances	164,466	374,322
Total Current Assets	$236,560	$375,593

TOTAL ASSETS	$270,050	$375,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	15,395	6,064
Amount due to directors	6,981	579
Income tax payable	1,380	1,380
Leased Liabilities	10,389	-
TOTAL CURRENT LIABILITIES	$34,145	$8,023

NON-CURRENT LIABILITY
Leased Liabilities	19,370	-
TOTAL CURRENT LIABILITIES	$19,370	$-

TOTAL LIABILITIES	$53,515	$8,023

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 57,600,000 shares, and 57,600,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021 respectively	5,760	5,760
Additional paid-in capital	489,640	489,640
Accumulated losses	(278,865)	(127,829)
TOTAL STOCKHOLDERS’ EQUITY	$216,535	$367,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$270,050	$375,594

Jocom Holdings Corp.

Consolidated Statements of Operations and Comprehensive Loss

For the three months ended June 30, 2022 (Unaudited), for three months ended June 30, 2021(Unaudited), for the six months ended June 30,2022 (Unaudited) and for the six months ended June 30, 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended June 30, 2022	For the three months ended June 30, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUE	$24,000	$-	$48,000	$-

COST OF REVENUE	-	-	-	-

GROSS PROFIT	24,000	-	48,000	-

OTHER INCOME	281	75	282	75

SELLING AND DISTRIBUTION EXPENSES	-	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	185,996	7	199,318	15,807

PROFIT/(LOSS) BEFORE INCOME TAX	(161,715)	68	(151,036)	(15,732)

INCOME TAX PROVISION	-	-	-	-

NET PROFIT/(LOSS)	$(161,715)	$68	$(151,036)	$(15,732)
Other comprehensive loss:
- Foreign exchange translation adjustment	-	-	-	-

TOTAL COMPREHENSIVE PROFIT/(LOSS)	$(161,715)	$68	$(151,036)	$(15,732)

Net profit per share, basic and diluted:	$-	$-	$-	$-

Weighted average number of common shares outstanding - Basic and diluted	57,600,000	7,520,548	57,600,000	7,520,548

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”), or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our services, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Results of operations for the year December 31, 2021

Revenues

For the period ended December 31, 2021, the Company generated revenue income in the amount of $8,000. The revenue generated was a result of a service fee paid by a client to carry out data analytic services on the Southeast Asian online grocery market via our software solution.

Cost of Revenue and Gross Profit

For the period from the Company’s date of inception, January 8, 2021, to the period end December 31, 2021, the Company did not have any cost of revenues. The Company generated gross profits in the amount of $8,000.

Other income

From the Company’s date of inception, January 8, 2021, to the period end December 31, 2021, the Company generated other income of $2,905, which was primarily gained from foreign currency translation as a result of bank remittance of share subscriptions.

Selling and Distribution Expenses

From the Company’s date of inception, January 8, 2021 to the period end December 31, 2021, the Company did not have any selling and distribution expenses.

General and Administrative Expenses

From the Company’s date of inception, January 8, 2021, to the period end December 31, 2021, the Company had general and administrative expenses in the amount of $137,354, which were primarily comprised of professional fees.

Net Loss

From the Company’s date of inception, January 8, 2021, to the period end December 31, 2021, the Company incurred a net loss of $127,829.

Liquidity and Capital Resources

As of December 31, 2021, we had $374,322 of cash and cash equivalents. We expect increased levels of operating activities going forward will result in more significant cash flows.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception, January 8, 2021, to the period end of December 31, 2021, we have met these requirements primarily through sales of our common stock.

With our cash on hand and cash inflow from our operations, we believe we can satisfy our cash requirements to pay for our future administrative and capital expenditures until December 2022. Subsequent to December 2022, we intend to allocate the additional funds raised through this initial public offering, in the following manner:

Planned Actions	Estimated Amount
Funding of Day to Day Operations	$ 50,000
Event Exhibitions, Marketing and Promotional Activities	$ 50,000
Hiring Staff and Paying Salaries	$ 150,000
Payment for Ongoing Reporting Requirements	$ 100,000
Business Development Costs	$ 150,000
TOTAL	$ 500,000

In the event that we do not raise the full $500,000 that we are seeking, pursuant to this prospectus, and that we believe to be necessary to fully fund our future endeavors for the twelve months following December 2022, we shall reduce the allocation of each line item proportionately. There can be no assurances that such decreased allocations will be sufficient to fund our planned future operations.

Cash Used in Operating Activities

From the Company's date of inception, January 8, 2021, to the period end December 31, 2021, net cash used in operating activities was $121,077, which was the result of our net loss attributable to general and administrative costs, and professional fees as well as accrued liabilities.

Cash Flows from Investing Activities

During the period ended December 31, 2021, we purchased an intangible asset (the Jocom AI Platform) in the amount of $1.

Cash Provided from Financing Activities

For the year ended December 31, 2021 and from the Company’s date of inception, January 8, 2021 to the period ended September, 10, 2021, net cash provided by financing activities were $495,400 and was the result of monies collected from the sales of our common stock.

On January 8, 2021, one of the founders of the Company, Ms. Chua, purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share. The monies from this transaction, which totaled $10, went to the Company to be used as initial working capital.

Between the period of January 8, 2021 to June 1, 2021, the Company sold shares of common stock to 6 foreign parties, all of which do not reside in the United States. A total of 53,900,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $5,400 and went to the Company to be used as working capital.

Between the period of June 20, 2021 to July 20, 2021, the Company issued 2,300,000 shares of restricted common stock to 23 foreign parties, all of which do not reside in the United States. A total of 2,300,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $230,000 and went to the Company to be used as working capital.

Between the period of July 25, 2021 to September 10, 2021, the Company issued 1,300,000 shares of restricted common stock to 26 foreign parties, all of which do not reside in the United States. A total of 1,300,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $260,000 and went to the Company to be used as working capital.

As of December 31, 2021 the Company has 57,600,000 shares of common stock issued and outstanding.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of convertible notes since the sales of the convertible notes were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Plan of Operations

Over the course of the 12 months following this offering we plan to utilize any and all funds that we generate through the sale of company shares in several ways. The Company plans to allocate the bulk of the proceeds towards technical development of our analytic software, logistic algorithm and mobile commerce platform. We intend to hire in-house IT developers to further develop our software. We believe our founder Mr. Sew has the necessary technical knowledge to assess and screen qualified candidates on this matter.

Initially, we plan to focus on enhancing the functions of our data analytic software solution. We plan to enhance our AI engine architecture by expanding its mandate to cover a wider input of modules, such as a cart abandon algorithm, a return to purchase algorithm, a customer repurchase prediction algorithm and a trending product recommendation algorithm. We estimate the cost of the aforementioned to be $50,000 per quarter.

We also plan for our logistic algorithm to be developed internally. We have plans to form an alliance with 3rd party logistic providers (3PL) and integrate their operations with our logistic algorithm and analytic software. We intend to expand into fleet services once we are able to handle fulfillment internally. We estimate the aforementioned will cost approximately $20,000 per quarter, at least in the initial development phases.

We also plan to develop our own mobile commerce platform at later date. We intend for our app development to cover both Android and IOS operating systems. In an effort to acquire vendor and suppliers as future customers we we will start with Malaysian market and expand to the South East Asian market thereafter. For user acquisitions we would plan to explore omni-channel marketing options through different social media platforms such as Twitter, TikTok and Facebook, and we plan to conduct future marketing campaigns through these channels. We estimate the cost of the aforementioned to be $25,000 per quarter in the initial development phases.

We plan for our technology infrastructure to be developed in-house over a time span of 18-24 months. It is not dependent or to be outsourced to third party software developers. Currently, development for our software architecture and AI Platform has not been initialized yet. We expect to have a team of 5-8 full time IT developers by the end of our first year following this Registration Statement. Our technology infrastructure, which we plan to include key features such as a user-friendly customer interface, inventory, accounting, analytics, online payment, logistics and reward points management system, are to be supported by algorithms which may allow paperless and seamless integration with supply chains of products and delivery of products, to the extent that delivery of goods to customer and supply of goods from vendors will be carried out efficiently in the same delivery round trip.

The Company’s representative and operating office is set up in Malaysia with an address of Unit No. 11-1, Level 11, Tower 3, Avenue 3 Bangsar South, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur. The company will need additional funds to conduct daily operation and carry out IT development. The expenditure of these funds will be an ongoing process throughout the 12 months following this offering and availability of funds, at this point in time will depend upon the number of shares we can sell pursuant to this Offering.

Funds for day-to-day operations will be determined in the future and as our business progresses, but we anticipate this money will be utilized all throughout the year for various business expenses that cannot, at this time, be fully determined. We will also allocate some of our proceeds towards hiring additional staff. This will occur, we anticipate, no sooner than 6 months subsequent to the offering, as we anticipate that is the time when we will require additional staff.

With the sole exception of our offering expenses, all of the uses for the proceeds we hope to generate through the sale of our shares will remain the same, but the scale upon which they are implemented may vary. As a result, if we are not able to allocate enough funds towards our operating initiatives in the next 12 months, the results of our operations may materially suffer.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2021, the Company suffered operating losses and had a net loss of $127,829. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing and revenue generated by offering our financial services to company will provide the additional cash needed to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Results of operations for the period ended June 30, 2022 and June 30, 2021

Revenues

For the period from January 1, 2022 to June 30, 2022, the Company generated revenue income in the amount of $48,000. The revenue generated was from a service fee billed to a client to carry out data analytic services on the Southeast Asia online grocery market via our software solution we have developed. From January 8, 2021, to the period June 30, 2021, the Company did not generate any revenue income.

Cost of Revenue and Gross Profit

For the period from January 1, 2022 to June 30,2022, the Company did not have any cost of revenues. The Company generated gross profits in the amount of $48,000. From January 8, 2021, to the period June 30, 2021, the Company did not have any cost of revenues.

Other income

For the period from January 1, 2022 to June 30, 2022, the Company generated other income of $282, which was primarily gained from foreign currency differences from bank remittances. From January 8, 2021, to the period June 30, 2021, the Company generated other income of $75 from foreign currency variations.

Selling and Distribution Expenses

For the period from January 1, 2022 to June 30,2022, the Company did not have any selling and distribution expenses. From January 8, 2021, to the period June 30, 2021, the Company did not have any selling and Distribution Expenses.

General and Administrative Expenses

For the period from January 1, 2022 to June 30, 2022, the Company had general and administrative expenses in the amount of $199,318, which were comprised of professional fees, foreign exchange differences, depreciation of leased assets, and office expenses. From January 8, 2021, to the period June 30, 2021, the Company incurred $15,807 in professional fees for listing and bank charges.

 Net Profit

For the period from January 1, 2022 to June 30,2022, the Company has incurred a net loss of $151,036. From January 8, 2021, to June 30, 2021, the Company has incurred a net loss of $15,732.

Liquidity and Capital Resources

As of June 30,2022, we had cash and cash equivalents in the amount of $164,466. We expect increased levels of operating activity going forward will result in greater and more significant cash flows. As of June 30, 2021, we had cash and cash equivalents of $15,986.

Cash Used in Operating Activities

For the period from January 1, 2022 to June 30, 2022, net cash used in operating activities was $166,700, which was a result of our net loss from sales, less office related expenses, listing expenses as well as leased liabilities. From January 8, 2021, to June 30, 2021, net cash used in operating activities was $586, which was a result of net loss from professional fees and the amount due to a director.

Cash Flows from Investing Activities

For the period from January 1, 2022 to June 30, 2022, net cash used in investing activities was $43,156. The cash used in investing activities was primarily due to renovation expenses related to a leased office space. From January 8, 2021, to the period June 30, 2021, there was no cash used for the investing activities.

Cash Provided from Financing Activities

For the period from January 1, 2022 to June 30, 2022, there was no cash used for the financing activities. From January 8, 2021, to June 30, 2021, net cash used in financing activities was $15,400 and was attribute to primarily proceeds from the issuance of shares.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Fresh Grocery Market – South East Asia

MSN reports predictions that Southeast Asia’s grocery market will be worth $309 billion by 2021[3], and, according to a report from Food Industry Asia, the online grocery business in Singapore alone is set to triple its growth between 2017 and 2020.[1]

According to the latest forecasts by IGD Asia, online grocery sales are forecast to reach $1.7 billion (Thailand) and $2.9 billion (Indonesia) in the year 2023 and India’s online grocery sales are predicted to reach $10.5 billion by 2023.[2]

Food and grocery market is the largest sector in the Malaysian retail industry, accounting for 51.2% of total retail sales[3.1], an indication that the social commerce in the country will increase to $10.2 billion by 2028, while the market size for the grocery market will reach approximately $5 billion.[3.2]

Make shopping social

With 64% of Asia’s adult population regularly using mainstream social media networks, the fastest-growing retailers are those who have fully embraced the new era of social shopping. Although Asia’s social media landscape is relatively different to European and US markets, the basic premise remains the same. Consumers are connected by an extensive network of information and digital content which retailers can use to influence their behaviour and build trust. Whether it’s collecting customer insights from social media activity or analyzing loyalty data from purpose-built apps, retailers can unlock the power of social shopping to deliver personalized and targeted promotions.[4]

Online Marketplace

The continued rise of the digital consumer is apparent when looking at Southeast Asian countries. Millions of offline shoppers became internet users and, eventually, digital consumers. On average, Southeast Asians spend 2.5 hours a month online shopping on two of the region’s major eCommerce sites. The Southeast Asian region offers massive e-commerce growth opportunities, making it a very attractive market for global and local companies.[5]

Online grocery purchases have started to see greater mainstream adoption. Between 35% and 43% of digital consumers now go online for packaged groceries, fresh groceries, and non-alcoholic drinks. These categories are also the most frequently purchased ones in the past three months. In particular, digital consumers purchased groceries online up to 8.4 times and non-alcoholic drinks up to 6.6 times within the three months before the survey.[6]

AI Data Analytic Solution – South East Asia Market

Figure 1: AI has the potential to add $1 trillion to the region’s GDP

Studies reveals that AI can have a strong overall impact: a 10 to 18 percent GDP uplift across Southeast Asia by 2030, equivalent to nearly $1 trillion as above (see Figure 1 above).

Figure 2: Southeast Asia’s top 5 sector will benefit from AI growth

Source: Kearney analysis

Regional governments have started to recognize how important AI is to their economies. Singapore launched its National AI Strategy in 2019, and Malaysia and Indonesia are expected to follow suit this year. As AI continues to evolve, it will transform Southeast Asia’s top five sectors as above (see Figure 2 above).[7]

Southeast Asia, One of the Fastest Growing Digital Economies in the World Southeast Asia is one of the fastest growing digital economies in the world. The number of digital consumers in Southeast Asia growing tremendously from 90 million in 2015 to more than 300 million by the end of 2020,[8] yet the digital consumer population in Southeast Asia is still growing steadily and is forecast to reach 370 million by end-2022, accounting for 82% of the total population of 15 years old and above. This figure is projected to rise further to 402 million by year 2027, accounting for 88% by the end of the forecast period. [9]

The Artificial Intelligence (AI) Market in Agriculture was valued at USD 766.41 million in 2020 and is expected to reach USD 2468.02 million by 2026, at a CAGR of 21.52% over the forecast period 2021 – 2026. Driverless tractor is trending in market as these tractors can steer automatically using GPS-based technology, lift tools from the ground, recognize the boundaries of a farm, and can be operated remotely using a tablet. A fleet of smaller automated tractors could lift farmer revenue by more than 10 percent and can reduce farm labor costs.[10]

The Covid-19 pandemic forced a suspension in the global logistic due to the strict movement order, resulting a inadequate distribution in the daily groceries. Every year, consumers in wealthy nations wasted almost as much food (222 million tons) as the entire net food production of sub-Saharan Africa (230 million tons). In developing countries, food waste occurs mainly at the early stages of the food value chain and can be traced back to financial, managerial and technical constraints in harvesting techniques as well as storage and cooling facilities. Strengthening the supply chain through the direct support of farmers and investments in infrastructure and transportation could help to reduce the amount of food loss and waste.[11] An estimate 14% of the world’s food is lost between harvest and retail, and an estimated 17% is wasted in retail and at the consumption level. Even if just one-fourth of the food currently lost or wasted globally could be saved, it would be enough to feed 870 million hungry people in the world. [12] The total amount of food wasted in 2021 was 1.3 billion tonnes, which is about one third of the food produced.[13]

Logistic Solution Market – Global Market

The e-commerce logistics market in southeast Asia is poised to grow by $58.93 billion during 2022-2026, accelerating at a CAGR of 20.16% during the forecast period.[14] The factor contributes to the logistics boom is the rise in the number of retail and e-commerce players in the developing economies across the globe. According to Asian Robotics Review’s data, about 20% to 30% of Southeast Asian Internet users purchased an item online in the last 30 days, closely matching the UK and US rates.[15] Also, rapid industrialization has led to rapid infrastructure developments which have furthered growth of the overall global economy.[16]

A combination of traditional third-party logistics services in conjunction with value-added services provides significant benefits such as demand flexibility of space and faster response time to customer demands. We believe this plays a major role in contributing towards the growth of the third party logistics market.[17]

Yet according to the data, logistics costs can amount to 25% of delivered costs in some developing economies, while they can go as low as 8% in advanced economies. This is mainly attributable to a diversity of infrastructure conditions as well as functions in the logistic management.[18]

The research suggests that the biggest challenge facing grocery retailers today is the low profitability of their online business, mainly driven by the high cost of expanding online delivery operations.[19]

A developed logistic system, which automate the warehouse process from making an order and delivering it to a customer’s door, will greatly reduce the operating costs. Each of the goods that are being received needs to be updated in the system and tracked with their time of arrival and the location from which it has been sent.[20]

Thus, the vendors will adopt an off-the-shelf shipping solution that represents operating with low stock keeping unit (SKU) where daily groceries, goods, or even labour are scheduled to arrive or be replenished exactly when, or shortly before, they are needed to ship.[21]

Direct to Consumers(D2C) – South East Asia Market

Direct-to-consumer (D2C) e-commerce currently presents the best opportunity for innovative brands to build direct relationships with their customers. D2C refers to the practice of selling a product directly to the consumer via a company’s own web store, thus bypassing third-party retailers or wholesalers. For companies, building D2C e-commerce capabilities allows to directly interact with end-consumers, which helps steer brand strategy and innovation based on real-time consumer insights. These insights can help a company answer consumer needs directly, thereby maximizing both consumers’ commitment to the brand and their lifetime value. In the competitive landscape, D2C can act as a defensive measure in the long term, but also allows for immediate share gain: it means the company is less reliant on e-giants like Amazon and Rakuten, and creates an opportunity to capture a larger part of the growing online market.[22]

Growth in eCommerce during COVID, coupled with evolving consumer habits, is transforming the D2C market. According to PwC data, D2C currently represents roughly 15% of e-commerce penetration globally. In southeast Asia this is set to grow rapidly. While online purchasing in the region has been slower to catch on, new technologies, new platforms, and changing consumer expectations are accelerating the process. Internet penetration, digital payment and consumer trust in ecommerce all rose significantly in 2020. The region’s online industry is poised to triple to $309 billion in gross merchandise value by 2025.[23]

[1] Exploring Southeast Asia’s online grocery delivery market - https://techcollectivesea.com/2019/05/13/southeast-asia-online-grocery-delivery/

[2] Why Thailand, Indonesia and India are three markets to watch for rapid online grocery growth - https://www.foodnavigator-asia.com/Article/2019/07/17/Why-Thailand-Indonesia-and-India-are-three-markets-to-watch-for-rapid-online-grocery-growth

[3.1] Food & grocery Retailing in Malaysia, Market Shares, Summary and Forecasts to 2022 - https://www.researchandmarkets.com/reports/4720315/food-and-grocery-retailing-in-malaysia-market

[3.2] The social commerce GMV in the country will increase from US$1,327.5 million in 2022 to reach US$10,232.9 million by 2028 - https://www.globenewswire.com/en/news-release/2022/05/20/2447596/28124/en/Malaysia-Social-Commerce-Market-Intelligence-Report-2022-Market-is-Expected-to-Grow-by-45-2-to-Reach-1-327-5-Million-in-2022-Forecast-to-2028.html

[4] Emerging Trends in the Asian Grocery Market - https://iss.kognitiv.com/resources/emerging-trends-in-the-asian-grocery-market/

[5] Exploring Southeast Asia’s online grocery delivery market - https://techcollectivesea.com/2019/05/13/southeast-asia-online-grocery-delivery/

[6] Digital Consumers of Tomorrow, Here Today - https://www.bain.com/globalassets/noindex/2020/facebook_and_bain_and_company_report_digital_consumers_of_tomorrow_here_today.pdf

[7] Racing toward the future: artificial intelligence in Southeast Asia

https://www.kearney.com/digital/article/-/insights/racing-toward-the-future-artificial-intelligence-in-southeast-asia

[8] Artificial Intelligence in South East Asia: Upskilling and Reskilling to Narrow Emerging Digital Divides in the Post-Pandemic Recovery

https://repository.library.georgetown.edu/bitstream/handle/10822/1061298/GJAA_AjmoneMarsan.pdf?sequence=1

[9] Report: Southeast Asia leads in adoption of new technologies; expected to maintain projected growth in face of global headwinds - https://www.bain.com/about/media-center/press-releases/sea/southeast-asias-digital-consumers-a-new-stage-of-evolution/

[10] artificial intelligence (ai) market in agriculture - growth, trends, covid-19 impact, and forecasts (2022 - 2027)

https://www.mordorintelligence.com/industry-reports/ai-in-agriculture-market

[11] Worldwide food waste - https://www.unep.org/thinkeatsave/get-informed/worldwide-food-waste

[12] International Day of Awareness of Food Loss and Waste 2022 - https://www.unep.org/events/un-day/international-day-awareness-food-loss-and-waste-2022

[13] Food Waste in 2022 – https://www.materialsrecovery.co.uk/blog/food-waste-in-2022

[14] E-Commerce Logistics Market in Southeast Asia 2022-2026 - https://www.businesswire.com/news/home/20220809005774/en/e-Commerce-Logistics-Market-in-Southeast-Asia-2022-2026-Rise-in-Social-Commerce-An-Increase-in-Cross-Border-E-Commerce-Activities-and-the-Growth-of-E-Commerce-Startups-Driving-Sector---ResearchAndMarkets.com

[15] Exploring the burgeoning logistics industry in Southeast Asia - https://techcollectivesea.com/2021/05/28/logistics-industry-southeast-asia/

[16] Supermarkets Dig into the Challenge of Food Waste

https://foodprint.org/blog/supermarkets-food-waste/#:~:text=Grocery%20Gains%20(and%20Losses)&text=Their%202020%20data%20shows%20that,composting%20facilities%20and%20anaerobic%20digesters

[17] South East Asia $55.7 Billion Third Party Logistics Market to 2025: Rise In Demand For Reducing Overall Operational Cost and Focus On Managing Timely Delivery - https://www.prnewswire.com/news-releases/south-east-asia-55-7-billion-third-party-logistics-market-to-2025-rise-in-demand-for-reducing-overall-operational-cost-and-focus-on-managing-timely-delivery-300823184.html

[18] Logistics Costs and Economic Development - https://transportgeography.org/contents/chapter7/logistics-freight-distribution/logistics-costs-economic-development/

[19] Why supermarkets are struggling to profit from the online grocery boom - https://www.ft.com/content/b985249c-1ca1-41a8-96b5-0adcc889d57d

[20] What Is Warehouse Management System & How It Works? - https://ithinklogistics.com/blog/what-is-warehouse-management-system-how-it-works/

[21] What is Warehouse Management? How to Get the Most From a Warehouse Management System - https://www.shipbob.com/blog/warehouse-management/

[22] Direct to consumer e-commerce: making the breakthrough

https://www.mckinsey.com/business-functions/growth-marketing-and-sales/our-insights/the-six-must-haves-to-achieve-breakthrough-growth-in-e-commerce-d2c

[23] The “Full-funnel Value” of eCommerce in Asia - https://www.ogilvyasia.com/digital-transformation/the-full-funnel-value-of-ecommerce-in-asia/

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Jocom Holdings Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on January 8, 2021.

On January 8, 2021 Ms. Chua Hwee Ping was appointed President, Secretary, Treasurer and Director of the Company.

On January 8, 2021, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Chua in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Chua currently serves as our Chief Financial Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On April 15, 2021, we, “the Company” acquired 100% of the equity interests of Jocom Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of Jocom Holdings Corp., Ms. Chua Hwee Ping was compensated $100 USD.

For the year ended December 31, 2021, and from the Company’s date of inception, January 8, 2021 to the period ended September 10, 2021, net cash provided by financing activities was 495,400 respectively and was the result of monies collected from sales of our common stock.

On January 8, 2021, one of the founders of the Company, Ms. Chua, purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share. The monies from this transaction, which totaled $10, went to the Company to be used as initial working capital.

Between the period of January 8, 2021 to June 1, 2021, the Company sold shares of common stock to 6 foreign parties, all of which do not reside in the United States. A total of 53,900,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $5,400 and went to the Company to be used as working capital.

Between the period of June 20, 2021 to July 20, 2021, the Company issued 2,300,000 shares of restricted common stock to 23 foreign parties, all of which do not reside in the United States. A total of 2,300,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $230,000 and went to the Company to be used as working capital.

Between the period of July 25, 2021 to September 10, 2021, the Company issued 1,300,000 shares of restricted common stock to 26 foreign parties, all of which do not reside in the United States. A total of 1,300,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $260,000 and went to the Company to be used as working capital.

As of December 31, 2021, the Company has 57,600,000 shares of common stock issued and outstanding.

On December 30, 2021, Ms. Chua Hwee Ping was appointed Chief Financial Officer of the Company.

On December 30, 2021, Mr. Sew Wen Chean was appointed Chief Executive Officer and Director of the Company.

Business Information

Jocom Holdings Corp., a Nevada Corporation, is a company that operates through its wholly owned subsidiary, Jocom Holdings Corp., a Company organized in Labuan, Malaysia. The Nevada and Malaysia corporations share the same exact business plan.

Note: The purpose of the Labuan, Malaysia Company is to function as the current regional hub, carrying out the majority of physical operations of the Company. Initially, we intend for our services to cover the whole of mainland of Malaysia. The Labuan company is part of our international business structure that encompasses our expansion plans and provides other trade and tax benefits.

Data Analytic Software Solution

Jocom Holdings Corp currently provides data analytic services in relation to analyzing customers’ buying patterns as it relates to grocery items. It also makes predictions on customers’ consumption manners, and assists e-commerce businesses and grocery retailers in optimizing their product placements with customers. The services are provided through using in house developed data analytic software solution namely “JOCOM AI Smart Platform”, which was developed by our CEO, Mr. Sew based on his past experience in the software development and fresh grocery industry. JOCOM AI Smart Platform is a subscription based web software. Our sole client at this time, who is also a related party of the Issuer, is an e-commerce platform operator located in Malaysia. In the future we plan to expand our services to additional customers and to customers in other geographic regions in Southeast Asia.

“Logistic Predictive Algorithm”

We plan to expand our software solution to cover the logistic segment by developing a logistic prediction algorithm. This software solution will take into account several factors such as fleet availability, incoming orders, traffic conditions etc., to create a real-time simulation and provide the best possible routes and delivery options, thus increasing delivery efficiency and saving costs.

We believe the biggest challenges for local store-based grocery retailers and online grocery stores is timeliness of orders and reliability of delivery to customers which is essential in building a loyal customer base and retaining existing customers. Given this, we believe that a software solution with logistic prediction algorithm is essential for grocery retailers and online grocery stores for the logistical management of their grocery products. Our software solution will have a user interface with logistic service provider and logistic operator so grocery retailers could integrate their system with their logistic provider partners system.

Our logistic engine will take in location data and any real-time road conditions to allow for a smoother and faster delivery system. Our delivery partner will feed location and road data, such as bumpy roads, traffic lights, speed cameras, potholes or even accident-prone areas, automatically into our engine to ensure end users get their parcel and delivery on time.

On cross border trade, our logistic engine will be able to align with multiple 3rd party logistics provider and integrate with them to the extent of cross border, by regional, outstation, suburb, cities, and choose the fastest route to send products to international end user in the best effort modelling. The selection of various and multiple logistic will be made possible by integrating to DHL, FedEx, post offices, PO boxes and even a scheduled 3rd party logistic upon arrival on the different countries. The shipping by air and sea freight will allow the tracking of the parcel on real-time basis.

At present, all plans pertaining to the future development of our data analytic software solution are in development, and we cannot state with any certainty how much time, capital, or other resources will be required to fully develop our data analytic software solution.

“JOCOM Mobile Commerce Platform”

Traditionally, we believe manufacturers were at the mercy of selling via wholesalers and retail chains, as it was extremely difficult to reach the end consumer directly if they operated independently. Nonetheless, with the emergence of e-commerce platforms like Shopify, WooCommerce, and marketplaces like Amazon and Etsy, entrepreneurs have opened their own stores and thus began D2C manufacturing or Factory-to-Consumer (F2C).[18]

The mission of our company is to address and develop solutions that impact the lives of both consumers and businesses through m-commerce technology. We intend to provide a total integrated solution that protects both consumers and vendors. Jocom Holdings Corp will be able to provide a convenient way to assist traditional businesses by providing the platform of latest technology connecting to rural farmers, producers and vendors with affluent consumer via e-commerce. This will greatly increase the margins of producers and subsequently removing intermediaries and inefficiencies along the supply chain line, enabling transfer of value directly from point-to-point. We believe that customers will be able to shop for items at their own leisure and in the comfort of their own home by browsing through the different categories or using the search function bar and making payments through credit cards and or other major internet payment gateway solutions.

We intend to eventually develop into a full-fledged m-commerce (Mobile commerce) platform specialized in online groceries and shopping. Though data collected from our analytic software solution and publicly available information, we anticipate that our system will automate the customer acquisition modelling, a process which automatically identifies the best potential leads and establishes the best strategies to convert user traffic into active customers.

For the farmers/producers/vendors side, our system will generate a list of information, including but not limited to, gender, age, monthly consumption, demographic area etc., and product types that we believe would most appeal to them based on this information. This information will also be automatically categorized into various product types, such as dry, powder, liquid, chilled, frozen and other keywords. The data AI engine will then give suggestion on monthly output for products of same category on a household basis, thus it could be used for production forecasting and sales forecasting purposes. We believe this will support brands and manufacturers to not under or overproduce.

A further 12 months sales cycle of similar products that exist in our database can then be compared, on one-to-one or group basis. We believe our AI engine can eventually produce more precise prediction and replace the forecasting of retailers and hypermarket, thus speeding up the sales process of particular SKU in the shortest time frame.

We intend that our grocery e-modules will able to integrate with other e-commerce platforms to sell our specialty, namely Asian Groceries, to other SEA and International countries via a cross border logistic integration.

Marketing

Our current marketing plans are still at an initial stage. Going forward we intend to introduce Facebook campaigns and various online advertisement to promote our services. We plan to introduce vouchers, a loyalty program, bulk purchases, discount campaigns and other strategies that would increase awareness of our brand. We will also expand our offerings to include other categories such as healthy snacks and organic food.

The Company will position itself to market with a mobile e-commerce application that includes the ability to check stock in local stores, or sending push notifications when users get within a certain range of a local warehouse to be able to target them with personalized offers.

The Company plan to focus its intention on cultivating a positive customer experience by managing both orders and returns. Features such as delivery and returns tracking will be integrated to give users more control and engagement with the buying process. We believe that creating membership and loyalty rewards options will also keep customer coming back.

The Company intends to integrate and build machine learning into the sales platform, allowing it to track behavior and predict user needs, simultaneously boosting Jocom Holdings Corp's sales and improve customer experience.

Positioning Jocom Holdings Corp as an environment and or health-conscious brand would be a strong differentiator in the market, since the competition has not adopted this strategy.

Competition

Jocom Holdings Corp’s will be in direct negotiation and contact with vendors, manufacturers, wholesalers and main distributors in the grocery supply chain, which we believe will allow the company to enjoy up to 20% gross margin, while keeping only minimal product stock. The Company intends to attract vendors, as many of them are not IT-savvy or familiar with e-commerce operations but wish to participate in the growing internet business. Dealing directly with Jocom Holdings Corp also allows better margin for vendors as the company handles the logistics and distribution i.e. order picking, sorting and delivery (with cold storage support) which save vendors’ cost and ensure efficient and fresh delivery to the customers. At present our competition is comprised of any and all company’s offering online grocery shopping within Malaysia and ASEAN, although we believe that our intended 24 hour deliver, our anticipated gross margins, the utility of our mobile application, and our officers’ business connections, all provide us with a significant competitive advantage.

Future Plans

Our immediate plans for the future are comprised of continued development of our m-commerce platform, which we anticipate will take 18-24 months to complete.

Jocom Holdings Corp mobile grocery store intends to offer more than 20,000 products from Asia and the region, which would place it among the top online grocery platforms with the widest range of product offering. Of course, however, this is speculative in nature and such ambitions may not be realized. We do however, believe that, if we can succeed, the company’s customers will enjoy delivery of groceries within 24 hours, with assurance of freshness and quality, and only pay a one-time delivery fee for supplies from various merchants i.e. customers only have to pay once and receive goods in one single delivery.

20,000 products SKU (stock-keeping unit) will be an objective and KPI (key performance indicator) upon commencing operations. We will target 1,000 SKU by the first year and gradually increase to 20,000 SKU by year 2025. Despite the ongoing pandemic and countries’ border controls, joining road-shows and expos such as EXPO 2020 DUBAI were actions we had taken to collaborate with the Asian groceries industry players for our onboarding process. We believe that through these activities that we will have access to more than 1,000 manufacturers and food producers from the event for the future onboarding process. We are also working with Malaysia’s Import and export government body to host such events for us to identify more local suppliers. We aim to be a full-fledged warehousing grocery platform without a physical shop.

For the first quarter, we intend to execute as per our business plan, set KPI and objectives, structure our platform and integrate our software with our partners.

For the second quarter, we will setup marketing and advertisement structures; hire marketing and business development employees; expand our software development team.

By the third and fourth quarter we intend to focus on tweaking our platform to allow more SKU to list on our platform, and generating more revenue by encouraging more transactions and campaigns.

Employees

Our company consists of two employees which includes our founder and Chief Executive Officer Mr. Sew, and our co-founder & Chief Financing Officer, Ms. Chua. Currently, all of our employees, Officers and/or Directors have the flexibility to work on our business up to 30 hours per week, but are prepared to devote more time if necessary. As our business and operations increase, we plan to hire full time management, technical and administrative support personnel. Our CEO, Mr. Sew, who graduated with a Computer Science degree and has more than 20 years of extensive experience in IT and software development, will be the key officer developing our technology infrastructure.

We are in the midst of architecting the software blueprint. Once that is done, we will start hiring staff for programming the software from scratch. (what kind of employee and the number of staff)

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employees, Officers and/or Directors.

[18] https://katanamrp.com/blog/trends-and-predictions-small-manufacturers/

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

If 500,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$ 50,000
Event Exhibitions, Marketing and Promotional Activities	$ 50,000
Hiring Staff and Paying Salaries	$ 150,000
Payment for Ongoing Reporting Requirements	$ 100,000
Business Development Costs	$ 150,000
TOTAL	$ 500,000

If 375,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$ 37,500
Event Exhibitions, Marketing and Promotional Activities	$ 37,500
Hiring Staff and Paying Salaries	$ 112,500
Payment for Ongoing Reporting Requirements	$ 75,000
Business Development Costs	$ 112,500
TOTAL	$ 375,000

If 250,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$ 25,000
Event Exhibitions, Marketing and Promotional Activities	$ 25,000
Hiring Staff and Paying Salaries	$ 75,000
Payment for Ongoing Reporting Requirements	$ 50,000
Business Development Costs	$ 75,000
TOTAL	$ 250,000

If 125,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$ 12,500
Event Exhibitions, Marketing and Promotional Activities	$ 12,500
Hiring Staff and Paying Salaries	$ 37,500
Payment for Ongoing Reporting Requirements	$ 25,000
Business Development Costs	$ 37,500
TOTAL	$ 125,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $35,200. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$0.004	$0.004	$0.004	$0.004
Book Value Per Share After the Offering	$0.006	$0.008	$0.010	$0.012
Net Increase to Original Shareholder	$0.002	$0.004	$0.006	$0.008
Decrease in Investment to New Shareholders	$0.994	$0.992	$0.990	$0.988
Dilution to New Shareholders (%)	99.40%	99.20%	99.00%	98.80%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$216,535
Net proceeds from this offering	500,000
$716,535
Denominator:
Shares of common stock outstanding prior to this offering	57,600,000
Shares of common stock to be sold in this offering (100%)	500,000
58,100,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$216,535
Net proceeds from this offering	375,000
$591,535
Denominator:
Shares of common stock outstanding prior to this offering	57,600,000
Shares of common stock to be sold in this offering (100%)	375,000
57,975,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$216,535
Net proceeds from this offering	250,000
$466,535
Denominator:
Shares of common stock outstanding prior to this offering	57,600,000
Shares of common stock to be sold in this offering (100%)	250,000
57,850,000

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$216,535
Net proceeds from this offering	125,000
$341,535
Denominator:
Shares of common stock outstanding prior to this offering	57,600,000
Shares of common stock to be sold in this offering (100%)	125,000
57,725,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 6,000,000 shares of our common stock. Currently, we have 57,600,000 shares of common stock issued and outstanding as of the date of this Registration Statement.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 18, 2022 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Note: The Percent of common stock owned after offering (if all shares are sold) is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company. Additionally, the selling shareholders are also deemed to be underwriters of this offering.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Sew Wen Chean (1)	19,000,000	100,000	18,900,000	32.81%
Chua Hwee Ping (2)	19,000,000	100,000	18,900,000	32.81%
SEATech Ventures Corp.	8,500,000	100,000	8,400,000	14.58%
JTalent Sdn. Bhd.	5,500,000	100,000	5,400,000	9.38%
GreenPro Venture Capital Limited	1,500,000	1,500,000	0	0.00%
GreenPro Asia Strategic SPC - GreenPro Asia Strategic Fund SP	500,000	500,000	0	0.00%
Teo Tiew	150,000	150,000	0	0.00%
Sew Wen Kuan (3)	150,000	150,000	0	0.00%
Ooi Sue Hwei	100,000	100,000	0	0.00%
Yip Choy Heng	100,000	100,000	0	0.00%
Low Pan Yee @ Deborah Low	100,000	100,000	0	0.00%
Sew Wen Farn (3)	100,000	100,000	0	0.00%
Chin Tze Fei	100,000	100,000	0	0.00%
Sew Wen Tak (3)	100,000	100,000	0	0.00%
Sew Wen Ya (3)	100,000	100,000	0	0.00%
Loh Wei Koon	100,000	100,000	0	0.00%
Caroline Fung Chui Ling	100,000	100,000	0	0.00%
Seow Foong Thean	100,000	100,000	0	0.00%
Low Lai Kuen	100,000	100,000	0	0.00%
C S C Shangkar A/L Chandra	100,000	100,000	0	0.00%
Toh Hoon Huat	100,000	100,000	0	0.00%
Tan Jek Cheng	100,000	100,000	0	0.00%
Wilson Koh Teck Yaw	100,000	100,000	0	0.00%
Low Hee Mun	100,000	100,000	0	0.00%
Benjamin Chong Ming Hui	100,000	100,000	0	0.00%
Lim Kok Tong	100,000	100,000	0	0.00%
Chin Shin Foo	100,000	100,000	0	0.00%
Ong Yi Xiang	100,000	100,000	0	0.00%
Chen Yoon Heong	100,000	100,000	0	0.00%
Chen Chew Ling	50,000	50,000	0	0.00%
Chen Siang Long	50,000	50,000	0	0.00%
Chu Bee Lan	50,000	50,000	0	0.00%
Heah Che Keng	50,000	50,000	0	0.00%
Ho Kian Teik	50,000	50,000	0	0.00%
Kang Wai Yee	50,000	50,000	0	0.00%
Lam Choey Fan	50,000	50,000	0	0.00%
Ong Mei Vun	50,000	50,000	0	0.00%
Soo Keng Cheng	50,000	50,000	0	0.00%
Tan Ai Ching	50,000	50,000	0	0.00%
Tan Ying Sze	50,000	50,000	0	0.00%
Teng Khih Yuen	50,000	50,000	0	0.00%
Teoh Teng Guan	50,000	50,000	0	0.00%
Ti Lian Ker	50,000	50,000	0	0.00%
Yue Teck Siong	50,000	50,000	0	0.00%
Ngoi Siew Siew	50,000	50,000	0	0.00%
Ooi Wai Loon	50,000	50,000	0	0.00%
Ong Ewe Hock	50,000	50,000	0	0.00%
Cheam Chong Jin	50,000	50,000	0	0.00%
Chua Sook Fuan	50,000	50,000	0	0.00%
Lau Chai Yap	50,000	50,000	0	0.00%
Loo Siew Nai	50,000	50,000	0	0.00%
Ng Choon Teng	50,000	50,000	0	0.00%
Tey Kwee Hua	50,000	50,000	0	0.00%
Total	57,600,000	6,000,000	51,600,000	89.58%

Note to the above table:

(1) Sew Wen Chean is our Chief Executive Officer, and Director.

(2) Chua Hwee Ping is our Chief Financial Officer, President, Secretary, Treasurer, and Director.

(3) Sew Wen Farn, Sew Wen Kuan, Sew Wen Tak, Sew Wen Ya are siblings of our Chief Executive Officer and Director, Mr. Sew Wen Chean.

PLAN OF DISTRIBUTION

The Company has 57,600,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 6,000,000 shares of our common stock held by existing shareholders at a fixed price of $1.00 per share for the duration of the offering. The Company is also registering an additional 500,000 shares of its common stock for sale at the fixed price of $1.00 per share for the duration of the offering.

Our Chief Executive Officer and Director, Mr. Sew Wen Chean, and our Chief Financial Officer and Director, Ms. Chua Hwee Ping, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from their own personal accounts. A conflict of interest may arise as a result of Mr. Sew and Ms. Chua selling shares from their own personal accounts, and in selling shares on the Company’s behalf. Currently, Mr. Sew owns and controls 19,000,000 shares of our common stock and Ms. Chua also owns 19,000,000 shares of our common stock.

Mr. Sew and Ms. Chua will be able to sell their shares at any time during the duration of this offering. Regarding the sale of Mr. Sew and Ms. Chua’s shares, such shares will be sold at a fixed price of $1.00 for the duration of the offering.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Mr. Sew and Ms. Chua will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to him/herself.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer and Director, Mr. Sew Wen Chean, and our Chief Financial Officer and Director, Ms. Chua Hwee Ping, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Chief Executive Officer and Director, Mr. Sew, and our Chief Financial Officer and Director, Ms. Chua Hwee Ping, are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sew and Ms. Chua will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sew and Ms. Chua have not, nor have they been within the past 12 months, a brokers or dealer, and they have not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sew and Ms. Chua will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sew and Ms. Chua will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 500,000 shares being offered on behalf of the Company itself. The proceeds from the 6,000,000 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $35,200. At this time the Company only has plans to sell to non-U.S. citizens outside of the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Jocom Holdings Corp.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of this offering. Any selling shareholder named herein is responsible, prior to reselling any shares registered herein that they may own, the Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than upon receiving payment from the purchasing party for such shares. The prospectus must and will be provided to any beneficial owner to whom a prospectus is delivered, and a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus or contained in the registration statement, but not delivered within the prospectus itself, must and will be included.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 57,600,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement, we have approximately 53 shareholders of record.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno Esq. of 2733 East Vista Dr. Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is listed below under, “Description of Facilities.” If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our Chief Executive Officer, Mr. Sew Wen Chean.

 DESCRIPTION OF FACILITIES

Our office and mailing address is Unit No. 11-1, Level 11, Tower 3, Avenue 3, Bangsar South, No. 8 Jalan Kerinchi, 59200, Kuala Lumpur. We lease our office space monthly at a cost of approximately RM 7,303.40 (equal to approximately $1,677 USD as of today’s conversion rate). The office space is leased from Ms. Chua Hwee Ping, our Chief Financial Officer, President, Secretary, Treasurer and Director.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our officers and director, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

Via our wholly owned subsidiary, Jocom Holdings Corp., we own the rights to a propriety analytics platform, “JOCOM AI SMART PLATFORM”, referred to herein as, “the Software”, which analyzes buying patterns and customer behaviors of consumers of grocery items within Malaysia. We also have an interface that allows users to purchase and have delivered grocery items delivered. Our Software is able to integrate on our interface and analyze data from the interface. Amongst other things, the Software can analyze customer behaviors, predict customers behaviors, and optimize product placement.

The Patent and Trademark number is LY2021W02673. The patent covers the geographic area of Malaysia.

The details of the Patent can be found at the following source: https://iponlineext.myipo.gov.my/SPHI/Extra/IP/Mutual/Browse.aspx?sid=637880787831647295

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and director of the Company, who will continue to serve such positions, are provided below:

Officer Biographies

NAME	AGE	POSITION
Sew Wen Chean (“Joshua”)	40	Chief Executive Officer, Director
Chua Hwee Ping (“Agnes”)	46	Chief Financial Officer, President, Secretary, Treasurer, Director

Sew Wen Chean (“Joshua”) - Chief Executive Officer, Director

Mr. Sew graduated from Monash University in 2004 with a degree in Computer Science.

Mr. Sew has more than 10 years experiences in the IT industry since 2002 when he first joined a US-based NexusOnDemand.com as programmer. In 2004, he was appointed as regional sales director (Asia Pacific) of Nexus Software Solutions Sdn Bhd (Nexus Digital Signs), a full turnkey solutions provider specializing in digital signage software and hardware development. He served in this role until 2009.

During his tenure with NexusOnDemand.com, Mr. Sew completed projects for reputable clients including Low Yat group, Bank Negara Malaysia UEM Berhad, The Star, Subang Terminal Skypark and Shanghai CISCO Customer Service Centre in China. He gained extensive experience in the Asia Pacific region working with various system integrators, consultants and partners to complete large scale projects involving supply, installation integration, commissioning and testing of digital signage solutions.

Along with his professional career in the IT industry, Mr. Sew acquired the capability to design and architect customized hardware and software as well as development of full turnkey solutions.

In 2011, in view of the potential growth prospect of e-commerce and mobile commerce, and the confidence to build a fully integrated complete solution for online and mobile commerce, he made several e-grocery solutions that provide middle-integrated software to sellers that allow them to conduct e-commerce operations in ASEAN.

Mr. Sew has extensive knowledge in e-Commerce and logistics as he currently holds the position of Chairman of the Malaysia Digital Chamber of Commer (MDCC) and he was previously President until the end of his term in September 2018. Mr. Sew has Fintech experience and also various technology implementation in the industry.

Chua Hwee Ping (“Agnes”) – Chief Financial Officer, President, Secretary, Treasurer, Director

Ms. Chua has been actively involved in the business and capital market industry for the past 20 years and has acquired skills in creating effective business models to continuously adapt to changes in business and industrial environments as well as evolving market needs.

Ms. Chua received certification by the Association of the Chartered Certified Accountants in 2003. She holds several positions in business associations including Vice Chairlady of Ladies Entreprenuer Bureau of Asean Retail-Chains and Franchise Federation, Vice Chairlady of Women in Logistics and Transportation (WILAT), a member of National Association of Women Entrepreneur Association (MCWEA) and advisory roles in various business organizations.

Ms. Chua started her career as an investment officer for Megaton Holdings Sdn Bhd from 2003 to 2005. In 2007, she joined Eurway Sdn Bhd as its CFO and subsequently she was appointed as managing director for Noah Communication Sdn Bhd in 2008. She was also appointed a senior dealer representative of Hong Leong Group Securities Sdn Bhd in 2007 when she expanded her knowledge on securities and its related regulations. Between 2010 and 2013, she was the CFO of 1 Media Medium Sdn Bhd.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Director as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company does not currently have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Directors can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, Sew Wen Chean, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year Ended December 31, 2021 (b)	Salary ($) (c)	Bonus ($) (d)		Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Sew Wen Chean Title: Chief Executive Officer, Director	2021	-	-	-	-	-	-	-	-	-

Chua Hwee Ping Title: Chief Financial Officer, President, Secretary, Treasurer, Director	2021	-	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officers or Directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 57,600,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Percentage values below are rounded to the nearest hundredths place.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Sew Wen Chean Title: Chief Executive Officer, and Director Address: 64 Jalan SS24/10, Taman Megah, 47301 Petaling Jaya	19,000,000	32.99%	-	-	32.99%
Chua Hwee Ping Title: Chief Financial Officer, and Director Address: No. 15, Desa Residen 2, Levenue Desa Park City, 52200, Kuala Lumpur Malaysia	19,000,000	32.99%	-	-	32.99%

5% or Greater Shareholders
SEATech Ventures Corp. Address: 11-05 & 11-06, Tower A Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200 Kuala Lumpur	8,500,000	14.76%	-	-	14.76%
JTalent Sdn. Bhd. Address: No. 32B, Jalan SS2/66 47300 Petaling Jaya, Selangor, Malaysia	5,500,000	9.55%	-	-	9.55%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 8, 2021 Ms. Chua Hwee Ping was appointed President, Secretary, Treasurer and Director of the Company.

On January 8, 2021, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Chua in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Chua currently serves as our Chief Financial Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On April 15, 2021, we, “the Company” acquired 100% of the equity interests of Jocom Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. Prior to the acquisition of the Malaysia Company, it was solely controlled by Ms. Chua Hwee Ping. In consideration of the equity interests of Jocom Holdings Corp., Ms. Chua Hwee Ping was compensated $100 USD.

Between the period of January 8, 2021 to June 1, 2021, the Company sold shares of common stock to 6 foreign parties, all of which do not reside in the United States. A total of 53,900,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $5,400 went to the Company to be used as working capital.

Between the period of June 20, 2021 to July 21, 2021, the Company issued 2,300,000 shares of restricted common stock to 23 foreign parties, all of which do not reside in the United States. A total of 2,300,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $230,000 went to the Company to be used as working capital.

It should be noted that out of these 23 foreign parties, 4 individuals namely Sew Wen Farn, Sew Wen Kuan, Sew Wen Tak and Sew Wen Ya are siblings of our Chief Executive Officer and Director, Mr. Sew Wen Chean.

Between the period of July 25, 2021 to September 10, 2021, the Company issued 1,300,000 shares of restricted common stock to 26 foreign parties, all of which do not reside in the United States. A total of 1,300,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $260,000 went to the Company to be used as working capital.

It should be noted that out of these 26 foreign parties, 1 individual namely Sew Wen Kuan is sibling of our Chief Executive Officer and Director, Mr. Sew Wen Chean.

On December 30, 2021 Ms. Chua Hwee Ping was appointed Chief Financial Officer of the Company.

On December 30, 2021 Mr. Sew Wen Chean was appointed Chief Executive Officer and Director of the Company.

As of June 30, 2022, expenses of $6,981 were paid for by our directors, Ms. Chua Hwee Ping and Mr. Sew Wen Chean. As of December 31, 2021, a deposit of $579 was made by our director, Ms. Chua Hwee Ping, for opening a Company bank account. The amounts are unsecured, interest-free and repayable on demand.

Our office and mailing address is Unit No. 11-1, Level 11, Tower 3, Avenue 3, Bangsar South, No. 8 Jalan Kerinchi, 59200, Kuala Lumpur. We lease our office space monthly at a cost of approximately RM 7,303.40 (equal to approximately $1,677 USD as of today’s conversion rate). The office space is leased from Ms. Chua Hwee Ping, our Chief Financial Officer, President, Secretary, Treasurer and Director.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

Since we were billed fees for our fiscal year end December 31, 2021 in preparation of the filing of this Registration Statement, the below column for the December 31, 2021 is in relation to the costs to audit our fiscal period ended December 31, 2021.

For the Year Ended December 31, 2021
Audit fees	$11,100
Audit related fees	-
Tax fees	-
All other fees	-
Total	$11,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for our last fiscal year were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

- F1 -

   JP CENTURION & PARTNERS PLTAF00236625093

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Jocom Holdings Corp.

Unit No. 11-1, Level 11, Tower 3, Avenue 3

Bangsar South, No. 8 Jalan Kerinchi,

59200 Kuala Lumpur, Malaysia

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Jocom Holdings Corp. (the ‘Company’) as of December 31, 2021 and the related statements of income, stockholders’ equity, and cash flows for the period ended of December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the period ended December 31, 2021 the Company incurred a net loss. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2021.
Kuala Lumpur, Malaysia

June 15, 2022

- F2 -

JOCOM HOLDINGS CORP.

CONSOLIDATED BALANCE SHEET

As of December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

As of December 31, 2021
ASSETS
NON-CURRENT ASSETS
Intangible asset	1
CURRENT ASSETS
Other receivable	1,271
Cash and bank balances	374,322
Total Current Assets	$375,594

TOTAL ASSETS	$375,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	6,064
Amount due to directors	579
Income tax payable	1,380
TOTAL CURRENT LIABILITIES	$8,023

TOTAL LIABILITIES	$8,023

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 57,600,000 shares issued and outstanding as of Dec 31, 2021 respectively	5,760
Additional paid-in capital	489,640
Net loss	(127,829)
TOTAL STOCKHOLDERS’ EQUITY	$367,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$375,594

 See accompanying notes to consolidated financial statements.

- F3 -

JOCOM HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the year ended December 31, 2021
REVENUE	$8,000

COST OF REVENUE	-

GROSS PROFIT	8,000

OTHER INCOME	2,905

SELLING AND DISTRIBUTION EXPENSES	-

GENERAL AND ADMINISTRATIVE EXPENSES	137,354

LOSS BEFORE INCOME TAX	(126,449)

INCOME TAX PROVISION	(1,380)

NET LOSS	$(127,829)
Other comprehensive loss:
- Foreign exchange translation adjustment	-

TOTAL COMPREHENSIVE LOSS	$(127,829)

Net loss per share, basic and diluted:	$-

Weighted average number of common shares outstanding - Basic and diluted	36,276,164

See accompanying notes to consolidated financial statements.

- F4 -

JOCOM HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	COMMON STOCK
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	FOREIGN EXCHANGE TRANSLATION ADJUSTMENT	MERGER RESERVE	ACCUMULATED LOSSES	TOTAL EQUITY
Balance as of January 08, 2021(inception)	100,000	10	-	-	-	-	10
Transaction with owner	-	-	-	-	-	-	-
Issuance of share capital - founder's shares	53,900,000	5,390	-	-	-	-	5,390
Share issued in private placement completed On 20 July, 2021 at $0.10 per share	2,300,000	230	229,770	-	-	-	230,000
Shares issued in private placement completed on 10 September, 2021 at $0.20 per share	1,300,000	130	259,870	-	-	-	260,000
Foreign currency translation loss	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	(127,829)	(127,829)
Balance as of December 31, 2021	57,600,000	$5,760	$489,640	$-	$-	$(127,829)	$367,571

See accompanying notes to consolidated financial statements.

- F5 -

JOCOM HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the period ended December 31, 2021
Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(126,449)

Changes in operating assets and liabilities:
Other receivable	$(1,271)
Accrual liabilities	6,064
Amount due to director	579
Net cash used in operating activities	$(121,077)

CASH FLOWS FROM INVESTING ACTIVITIES:
Intangible assets	$(1)
Net cash used in investing activities	$(1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	$10
Proceeds from issuance of common stock	495,390
Net cash provided by financing activities	$495,400

Effect of exchange rate changes on cash and cash equivalent	$-

Net increase in cash and cash equivalents	374,322
Cash and cash equivalents, beginning of period
CASH AND CASH EQUIVALENTS, END OF PERIOD	$374,322
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to consolidated financial statements.

- F6 -

JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

JOCOM HOLDINGS CORP. was incorporated on January 08, 2021 under the laws of the state of Nevada.

The Company, through its subsidiaries, engages in providing data analytic software solution services in the Fresh Grocery industry.

On January 26, 2021, the Company acquired 100% of the equity interests in Jocom Holdings Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

Details of the Company’s subsidiaries:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. Jocom Holdings Corp.	Labuan, January 26, 2021	100 shares of ordinary share of US$ 1 each	Data Analytic Software Solution

For purposes of consolidated financial statement presentation, Jocom Holdings Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Jocom Holdings Corp. and its subsidiaries for the period ended December 31, 2021 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Jocom Holdings Corp. and its wholly owned subsidiaries, Jocom Holdings Corp. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted December 31, 2021 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Intangible Assets

The Company follows the guidance according ASC Topic 350, “Testing Indefinite-Lived Intangible Assets for Impairment” paragraph 350-30-35-18, an intangible asset that is not subject to amortization shall be tested for impairment annually. There is no legal, regulatory, contractual, competitive, economic, or no foreseeable limit on the period of time over which it is expected to contribute to the cash flows of the Company, thus the useful life of the asset shall be considered to be indefinite.

Revenue Recognition

The Company follows the guidance of ASC 606, “Revenue from Contracts”. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The revenue generated was service fee paid by client to carry out data analytic services on Southeast Asia online grocery market.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the period ended December 31, 2021 the Company suffered operating losses and had an net loss of $127,829. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

- F7 -

JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Labuan maintains its books and record in United States Dollars (“US$”) respectively, and Ringgits Malaysia (“RM”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended
December 31, 2021

Period-end RM : US$1 exchange rate	4.174
Period-average RM : US$1 exchange rate	4.182

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F8 -

 JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3. COMMON STOCK

On January 8, 2021, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Agnes in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Agnes serves as our Chief Financial Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On May 1,2021 the Company issued 18,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Agnes in consideration of $1,890. The $1,890 in proceeds went to the Company to be used as working capital.

On May 1, 2021 the Company issued 19,000,000 shares of restricted common stock to Mr. Joshua with a par value of $0.0001 per share, in consideration of $1,900. The $1,900 in proceeds went to the Company to be used as working capital.

On June 1, 2021 the Company issued 8,500,000 shares of restricted common stock to SEATech Ventures Corp. with a par value of $0.0001 per share, in consideration of $850. The $850 in proceeds went to the Company to be used as working capital.

On June 1, 2021 the Company issued 5,500,000 shares of restricted common stock to JTalent Sdn. Bhd with a par value of $0.0001 per share, in consideration of $550. The $550 in proceeds went to the Company to be used as working capital.

On June 1, 2021 the Company issued 1,500,000 shares of restricted common stock to GreenPro Venture Capital Limited with a par value of $0.0001 per share, in consideration of $150. The $150 in proceeds went to the Company to be used as working capital.

On June 1, 2021, the Company issued 500,000 shares of restricted common stock to GreenPro Asia Strategic SPC - GreenPro Asia Strategic Fund SP with a par value of $0.0001 per share, in consideration of $50. The $50 in proceeds went to the Company to be used as working capital.

Between the period of June 20, 2021 to July 20, 2021, the Company issued 2,300,000 shares of restricted common stock to 23 foreign parties, all of which do not reside in the United States. A total of 2,300,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $230,000 went to the Company to be used as working capital.

Between the period of July 25, 2021 to September 10, 2021, the Company issued 1,300,000 shares of restricted common stock to 26 foreign parties, all of which do not reside in the United States. A total of 1,300,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $260,000 went to the Company to be used as working capital.

As of December 31, 2021 the Company has an issued and outstanding common share of 57,600,000.

4. INTANGIBLE ASSETS

As of December 31, 2021 (Audited)
At cost:	$1
AI Smart Platform	$1

5. CASH AND CASH EQUIVALENTS

As at December 31, 2021 the Company recorded cash and cash equivalents of $374,322 respectively which consists of cash on hand and bank balances.

6. OTHER RECEIVABLES

Trade and other receivables consisted of the following as of December 31, 2021.

As of December 31, 2021 (Audited)
Other receivable	$1,271
Total other receivable	$1,271

As of December 31, 2021, the amount of $1,271 on accounts receivable are related party transactions and outstanding balances. The amount is unsecured, interest-free and repayable on demand.

7. ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of December 31, 2021.

As of December 31, 2021 (Audited)
Accrued audit fees	$5,800
Accrued tax fees	263
Total accrued liabilities	$6,063

8. AMOUNT DUE TO DIRECTORS

Amount due to directors consisted of the following as of December 31, 2021.

As of December 31, 2021 (Audited)
Amount due to directors	$579
Total amount due to directors	$579

As of December 31, 2021, the amount of $579 on other receivables are related party transactions and outstanding balances. The amount is unsecured, interest-free and repayable on demand.

- F9 -

JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9. INCOME TAXES

For the period ended December 31, 2021, the local (United States) and foreign components of loss before income taxes were comprised of the following:

For the period ended December 31, 2021

Tax jurisdictions from:
- Local	$(132,200)
- Foreign, representing
Labuan	5,751
Loss before income tax	$(126,449)

The provision for income taxes consisted of the following:

For the period ended December 31, 2021

Current:
- Local	$-
-Foreign	(1,380)
Income tax expense	$(1,380)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Labuan that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2021, the operations in the United States of America incurred $132,200 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2041, if unutilized.

Labuan

Under the current laws of the Labuan, Jocom Holdings Corp. is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 24% of net audited profit.

10. RELATED PARTY TRANSACTIONS

As of December 31, 2021
Jocom MShopping Sdn. Bhd.[1]
- Revenue	$8,000

SEATech Ventures (HK) Limited [2]
- Consultation Fee	$120,000

1 Mr. Joshua our Chief Executive Officer, is the director of Jocom MShopping Sdn. Bhd. while Ms. Agnes our Chief Financial Officer, is the director of Jocom MShopping Sdn. Bhd.

2 SEATech Ventures (HK) Limited, through its wholly owned subsidiary of SEATech Ventures Corp. is a 14.8% shareholder of the Company.

11. COMMITMENTS AND CONTINGENCIES

As of December 31, 2021 the Company has no commitments or contingencies involved.

12. CONCENTRATIONS OF RISK

The Company is exposed to the following concentration of risk:

(a) Major customers

For the period ended December 31, 2021, the customers who accounted for 100% or more of the Company’s revenues and its accounts receivable balance at year/period-end are presented as follows:

	2021	2021	2021
	Revenue	Percentage of revenue	Account receivable, trade

Customer A	$8,000	100%	$-
	$8,000	100%	$-

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

13. SIGNIFICANT EVENTS

During the fiscal year, the World Health Organization declared the Coronavirus (COVID-19) outbreak to be a pandemic, which has caused severe global social and economic disruptions and uncertainties, including markets where the Company operates. The Company considers this outbreak as non-adjusting-events. The consequences brought about by Covid-19 continue to evolve and whilst the Company actively monitoring and managing its operations to respond to these changes, the Company does not consider it practicable to provide any quantitative estimate on the potential impact it may have on the Company.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2021 up through the date of (audit opinion DATE), the Company issued audited consolidated financial statements in accordance with ASC Topic 855, "Subsequent Events", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

- F10 -

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheet as of June 30,2022 (Unaudited) and December 31,2021 (Audited)	F11

Consolidated Statement of Operations and Comprehensive Loss for the three months ended June 30, 2022 (Unaudited), for the three months ended June 30, 2021 (Unaudited), for the six months ended June 30,2022 (Unaudited) and for the six months ended June 30, 2021 (Unaudited)	F12

Consolidated Statement of Changes in Shareholders’ Equity for the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)	F13

Consolidated Statement of Cash Flows for the six months ended June 30, 2022 (Unaudited) and for the six months ended June 30, 2021 (Unaudited)	F14

Notes to Consolidated Financial Statements for the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)	F15 - F19

- F11 -

Jocom Holdings Corp.

Consolidated Balance Sheet

As of June 30, 2022 (Unaudited) and December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of June 30, 2022	As of December 31, 2021
	Unaudited	Audited
ASSETS
NON-CURRENT ASSETS
Intangible asset	1	1
Property, plant and equipment, net	2,055	-
Lease asset – right of use	31,435	-
Total Non-Current Assets	$33,491	$1

CURRENT ASSETS
Trade receivable	48,000	-
Other receivable, deposit and prepayment	24,094	1,271
Cash and bank balances	164,466	374,322
Total Current Assets	$236,560	$375,593

TOTAL ASSETS	$270,050	$375,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	15,395	6,064
Amount due to directors	6,981	579
Income tax payable	1,380	1,380
Leased Liabilities	10,389	-
TOTAL CURRENT LIABILITIES	$34,145	$8,023

NON-CURRENT LIABILITY
Leased Liabilities	19,370	-
TOTAL CURRENT LIABILITIES	$19,370	$-

TOTAL LIABILITIES	$53,515	$8,023

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 57,600,000 shares, and 57,600,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021 respectively	5,760	5,760
Additional paid-in capital	489,640	489,640
Accumulated losses	(278,865)	(127,829)
TOTAL STOCKHOLDERS’ EQUITY	$216,535	$367,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$270,050	$375,594

See accompanying notes to consolidated financial statements.

- F12 -

Jocom Holdings Corp.

Consolidated Statements of Operations and Comprehensive Loss

For the three months ended June 30, 2022 (Unaudited), for three months ended June 30, 2021(Unaudited), for the six months ended June 30,2022 (Unaudited) and for the six months ended June 30, 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended June 30, 2022	For the three months ended June 30, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUE	$24,000	$-	$48,000	$-

COST OF REVENUE	-	-	-	-

GROSS PROFIT	24,000	-	48,000	-

OTHER INCOME	281	75	282	75

SELLING AND DISTRIBUTION EXPENSES	-	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	185,996	7	199,318	15,807

PROFIT/(LOSS) BEFORE INCOME TAX	(161,715)	68	(151,036)	(15,732)

INCOME TAX PROVISION	-	-	-	-

NET PROFIT/(LOSS)	$(161,715)	$68	$(151,036)	$(15,732)
Other comprehensive loss:
- Foreign exchange translation adjustment	-	-	-	-

TOTAL COMPREHENSIVE PROFIT/(LOSS)	$(161,715)	$68	$(151,036)	$(15,732)

Net profit per share, basic and diluted:	$-	$-	$-	$-

Weighted average number of common shares outstanding - Basic and diluted	57,600,000	7,520,548	57,600,000	7,520,548

See accompanying notes to consolidated financial statements.

- F13 -

Jocom Holdings Corp.

Consolidated Statements of Changes in Shareholders’ Equity

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021(Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Foreign Exchange Translation	Merger Reserve	Accumulated Losses	Total Equity
Balance as of January 08, 2021(inception)	100,000	10	-	-	-	-	10

Issuance of share capital – founder’s shares	53,900,000	5,390	-	-	-	-	5,390
Share issued in private placement completed On 20 July, 2021 at $0.10 per share	2,300,000	230	229,770	-	-	-	230,000
Shares issued in private placement completed on 10 September, 2021 at $0.20 per share	1,300,000	130	259,870	-	-	-	260,000
Foreign currency translation loss	-	-	-	-	-	-	-
Net loss from July 1, 2021 to December 31, 2021	-	-	-	-	-	(112,097)	(112,097)
Balance as of December 31, 2021 (Audited)	57,600,000	5,760	489,640	-	-	(127,829)	367,571

Net profit from January 1, 2022 to June 30, 2022						(151,036)	(151,036)

Balance as of June 30, 2022 (Unaudited)	57,600,000	5,760	489,640	-	-	(278,865)	216,535

See accompanying notes to consolidated financial statements.

- F14 -

Jocom Holdings Corp.

Consolidated Statements of Cash Flows

For the six months ended June 30, 2022 (Unaudited) and for the six months ended June 30, 2021(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit/loss	$(151,036)	$(15,732)

Changes in operating assets and liabilities:
Depreciation and amortisation	$9,666	$-
Trade receivable	$(48,000)	$-
Other receivable	$1,271	$(50)
Accrual liabilities	$9,332	$-
Deposit Paid	$(24,094)	$-
Leased liabilities	$29,760	$-
Amount due to director	$6,401	$16,368
Net cash used in operating activities	$(166,700)	$586

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	$-	$-
Purchase of property, plant and equipment	$(2,163)	$-
Purchase of lease asset – right to use	$(40,993)	$-
Net cash used in investing activities	$(43,156)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	$-	$10
Proceeds from sale of common stock	$-	$15,390
Net cash provided by financing activities	$-	$15,400

Effect of exchange rate changes on cash and cash equivalent	$-	$-

Net increase in cash and cash equivalents	$(209,856)	$15,986
Cash and cash equivalents, beginning of period	$374,322	$-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$164,466	$15,986
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

- F15 -

JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

JOCOM HOLDINGS CORP. was incorporated on January 08, 2021 under the laws of the state of Nevada.

The Company, through its subsidiaries, engages in providing data analytic software solution services in the Fresh Grocery industry.

On January 26, 2021, the Company acquired 100% of the equity interests in Jocom Holdings Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

Details of the Company’s subsidiaries:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. Jocom Holdings Corp.	Labuan, January 26, 2021	100 shares of ordinary share of US$ 1 each	Data Analytic Software Solution

For purposes of consolidated financial statement presentation, Jocom Holdings Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Jocom Holdings Corp. and its subsidiaries for the six months ended June 30, 2022, and for the twelve months ended December 31, 2021 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Jocom Holdings Corp. and its wholly owned subsidiaries, Jocom Holdings Corp. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted December 31, 2021 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Intangible Assets

The Company follows the guidance according ASC Topic 350, “Testing Indefinite-Lived Intangible Assets for Impairment” paragraph 350-30-35-18, an intangible asset that is not subject to amortization shall be tested for impairment annually. There is no legal, regulatory, contractual, competitive, economic, or no foreseeable limit on the period of time over which it is expected to contribute to the cash flows of the Company, thus the useful life of the asset shall be considered to be indefinite.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Estimated useful life
Renovation	10 years

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Leases

Effective November 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The implementation of ASC 842 did not have a material impact on the Company’s consolidated financial statements and did not have a significant impact on our liquidity. The Company adopted ASC 842 using a modified retrospective approach. (see Note 6).

Revenue Recognition

The Company follows the guidance of ASC 606, “Revenue from Contracts”. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The revenue generated was a service fee paid by a client to carry out data analytic services in the Southeast Asia online grocery market.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going concern

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the six months ended June 30, 2022, the Company has generated revenue of $48,000 and continuously incurred a net loss of $151,036. As of June 30, 2022, the Company suffered an accumulated deficit of $278,865. The Company’s ability to continue as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

- F16 -

JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Labuan maintains its books and record in United States Dollars (“US$”) respectively, and Ringgits Malaysia (“RM”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into US$1 has been made at the following exchange rates for the respective periods:

As of and for the six months ended
June 30, 2022

Period-end RM : US$1 exchange rate	4.405
Period-average RM : US$1 exchange rate	4.270

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F17 -

 JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3. COMMON STOCK

Founder share issuance (USD 0.0001) from January 8, 2021 - June 1, 2021
Chua Hwee Ping	100,000
Chua Hwee Ping	18,900,000
Sew Wen Chean	19,000,000
SEATech Ventures Corp.	8,500,000
JTalent Sdn. Bhd.	5,500,000
GreenPro Venture Capital Limited	1,500,000
GreenPro Asia Strategic SPC - GreenPro Asia Strategic Fund SP	500,000
Total	54,000,000

Between the period of January 8, 2021 to June 1, 2021, the Company sold shares of common stock to 6 foreign parties, all of which do not reside in the United States. A total of 54,000,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $5,400 went to the Company to be used as working capital.

Private placement share issuance (USD 0.10) from June 20, 2021 - July 20, 2021
Loh Wei Koon	100,000
Chin Tze Fei	100,000
Ooi Sue Hwei	100,000
Yip Choy Heng	100,000
Low Pan Yee @ Deborah Low	100,000
Sew Wen Farn	100,000
Sew Wen Kuan	100,000
Sew Wen Tak	100,000
Sew Wen Ya	100,000
Teo Tiew	100,000
Caroline Fung Chui Ling	100,000
Seow Foong Thean	100,000
Low Lai Kuen	100,000
C S C Shangkar A/L Chandra	100,000
Toh Hoon Huat	100,000
Tan Jek Cheng	100,000
Wilson Koh Teck Yaw	100,000
Low Hee Mun	100,000
Benjamin Chong Ming Hui	100,000
Lim Kok Tong	100,000
Chin Shin Foo	100,000
Ong Yi Xiang	100,000
Chen Yoon Heong	100,000
Total	2,300,000

Between the period of June 20, 2021 to July 20, 2021, the Company issued 2,300,000 shares of restricted common stock to 23 foreign parties, all of which do not reside in the United States. A total of 2,300,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $230,000 went to the Company to be used as working capital.

Private placement share issuance (USD 0.20) from July 22, 2021 - September 10, 2021
Teo Tiew	50,000
Chen Chew Ling	50,000
Chen Siang Long	50,000
Chu Bee Lan	50,000
Heah Che Keng	50,000
Ho Kian Teik	50,000
Kang Wai Yee	50,000
Lam Choey Fan	50,000
Ong Mei Vun	50,000
Soo Keng Cheng	50,000
Tan Ai Ching	50,000
Tan Ying Sze	50,000
Teng Khih Yuen	50,000
Teoh Teng Guan	50,000
Ti Lian Ker	50,000
Yue Teck Siong	50,000
Ngoi Siew Siew	50,000
Ooi Wai Loon	50,000
Ong Ewe Hock	50,000
Sew Wen Kuan	50,000
Cheam Chong Jin	50,000
Chua Sook Fuan	50,000
Lau Chai Yap	50,000
Loo Siew Nai	50,000
Ng Choon Teng	50,000
Tey Kwee Hua	50,000
Total	1,300,000

Between the period of July 25, 2021 to September 10, 2021, the Company issued 1,300,000 shares of restricted common stock to 26 foreign parties, all of which do not reside in the United States. A total of 1,300,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $260,000 went to the Company to be used as working capital.

As of December 31, 2021 the Company has an issued and outstanding common share of 57,600,000.

As of June 30, 2022 the Company has an issued and outstanding common share of 57,600,000 as there was no movement from January 1, 2022 to June 30,2022.

4. INTANGIBLE ASSET

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
At cost:	$1	$1
AI Smart Platform	$1	$1

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of June 30, 2022, and December 31, 2021 are summarized below:

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)

Renovation	$2,163	$-
Total	2,163	-
Accumulated depreciation[1]	$(108	$-
Property, plant and equipment, net	$2,055	$-

1 For the six months period ended June 30, 2022, depreciation expense was $108.

6. LEASE

The Company officially adopted ASC 842 for the period on and after November 1, 2019 as permitted by ASU 2016-02. ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 of which permits entities may elect not to recast the comparative periods presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elect not to recast comparative periods, thusly.

As of January 1, 2022, the Company recognized approximately US$40,993, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Lease liabilities are measured at present value of the sum of remaining rental payments as of January 1, 2022, with discounted rate of 5.60% adopted from Commerce International Merchant Bankers Berhad as a reference for discount rate.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

 The initial recognition of operating lease right and lease liability as follow:

Gross lease payable	$43,258
Less: imputed interest	(2,265)
Initial recognition as of January 1, 2022	$40,993

As of June 30, 2022, the operating lease right of use asset as follow:

Initial recognition as of January 1, 2022	$40,993
Accumulated amortization	(9,558)
Balance as of June 30, 2022	$31,435

As of June 30, 2022, the operating lease liability as follow:

Initial recognition as of January 1, 2022	$43,258
Less: gross repayment	(10,312)
Less: imputed interest	(1,295)
Effect of translation exchange	(1,892)
Balance as of June 30, 2022	29,759
Less: lease liability, current	(10,389)
Lease liability, non-current	$19,370

For the six months ended June 30, 2022, the amortization of the operating lease right of use asset was $9,558.

Maturities of operating lease obligation as follow:

Year ending
June 30, 2023 (12 months)	$10,389
December 31, 2023 (6 months)	19,370
Total	$29,759

Other information:

	Six months ended June 30,	Twelve months ended December 31,
	2022	2021
	(Unaudited)	(Audited)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating lease	$29,760	$-
Right-of-use assets obtained in exchange for operating lease liabilities	31,435	-
Remaining lease term for operating lease (years)	1.5	-
Weighted average discount rate for operating lease	5.43%	-%

Lease expenses were $10,312 during the six months ended June 30, 2022. The Company adopt ASC 842 on and after November 1, 2019.

7. CASH AND CASH EQUIVALENTS

As at June 30, 2022, and December 2021, the Company recorded cash and cash equivalents of $164,466 and $374,322 respectively which consists of cash on hand and bank balances.

8. TRADE AND OTHER RECEIVABLES

Trade and other receivables consisted of the following as of June 30, 2022, and December 31, 2021.

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Trade receivable	$48,000	$-
Other receivable	$-	$1,271
Total trade and other receivable	$48,000	$1,271

As of June 30, 2022, trade receivables of $48,000 are related party transactions and outstanding balances. As of December 31, 2021, the amount of $1,271 on other receivable are related party transactions and outstanding balances.

9. DEPOSIT AND PREPAYMENT

As of June 30, 2022, a deposit of $24,094 was paid for feasibility study for a software implementation and licence agreement that the Company entered in June 2022. The payment of this feasibility study is refundable if the feasibility study failed upon mutually agreed by both parties.

10. ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of June 30, 2022, and December 31, 2021.

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Accrued audit fees	$9,700	$5,800
Accrued tax fees	$-	$263
Other accruals	$5,695	$1
Total accrued liabilities	$15,395	$6,064

11. AMOUNT DUE TO DIRECTORS

Amount due to directors consisted of the following as of June 30,2022, and December 31, 2021.

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited
Amount due to directors	$6,981	$579
Total amount due to directors	$6,981	$579

As of June 30, 2022, the amount of $6,981 was mainly due to expenses paid by directors. As of December 31, 2021, the amount of $579 was the deposit made by director for opening of bank account. The amount is unsecured, interest-free and repayable on demand.

- F18 -

JOCOM HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

12. INCOME TAXES

For the six months ended June 30, 2022 and for the six months ended June 30, 2021, the local (United States) and foreign components of loss before income taxes were comprised of the following:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021

Tax jurisdictions from:
- Local	$15,988	$(7)
- Foreign, representing
Labuan	$(167,024)	(15,725)
Profit/(Loss) before income tax	$(151,036)	$(15,732)

The provision for income taxes consisted of the following:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021

Current:
- Local	$-	$-
-Foreign	-	-
Income tax expense	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Labuan that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of June 30, 2022 and June 30, 2021, the operations in the United States of America incurred $116,212 and $7 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2041, if unutilized.

Labuan

Under the current laws of the Labuan, Jocom Holdings Corp. is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 24% of net audited profit.

13. RELATED PARTY TRANSACTIONS

	As of June 30, 2022	As of June 30, 2021
Jocom MShopping Sdn. Bhd.[1]
- Revenue	$48,000	$-

SEATech Ventures (HK) Limited [2]
- Consultation Fee	$-	$15,800

1 Mr. Joshua our Chief Executive Officer, is the director of Jocom MShopping Sdn. Bhd. while Ms. Agnes our Chief Financial Officer, is the director of Jocom MShopping Sdn. Bhd.

2 SEATech Ventures (HK) Limited, through its wholly owned subsidiary of SEATech Ventures Corp. is a 14.8% shareholder of the Company.

14. COMMITMENTS AND CONTINGENCIES

As of June 30, 2022, and December 31, 2021, the Company has no commitments or contingencies involved.

15. CONCENTRATIONS OF RISK

The Company is exposed to the following concentration of risk:

(a) Major customers

For the six months ended June 30, 2022 and for the six months ended June 30, 2021, the customers who accounted for 100% or more of the Company’s revenues and its accounts receivable balance at year/period-end are presented as follows:

	For the six months ended June 30, 2022			For the six months ended June 30, 2021
	Revenue	Percentage of revenue	Account Receivable-Trade	Revenue	Percentage of revenue	Account Receivable-Trade

Customer A	$48,000	100%	$48,000	$-	-	$-
	$48,000	100%	$48,000	$-	-	$-

(b) Major suppliers

For the six months period ended June 2022, 2021 and 6 months period ended 30 June 2021, there is no vendor who accounted for 10% or more of the Company’s purchase and the accounts payable balances at period-end.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

16. SEGMENT INFORMATION

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

By Geography:

	For the period ended June 30, 2022
	US	Malaysia	Total

Revenue	-	$48,000	$48,000
Cost of revenue	-	-	-
Depreciation and amortization	-	$9,666	$9,666
Net (loss)/profit before taxation	$(167,024)	$15,988	$(151,036)

Total assets	-	$270,050	$270,050

	For the period ended June 30, 2021
	US	Malaysia	Total

Revenue	-	-	-
Cost of revenue	-	-	-
Depreciation and amortization	-	-	-
Net loss before taxation	$15,725	7	$15,732

Total assets	50	$15,986	$16,036

*Revenues and costs are attributed to countries based on the location of customers.

17. SIGNIFICANT EVENTS

During the fiscal year, the World Health Organization declared the Coronavirus (COVID-19) outbreak to be a pandemic, which has caused severe global social and economic disruptions and uncertainties, including markets where the Company operates. The Company considers this outbreak as non-adjusting-events. The consequences brought about by Covid-19 continue to evolve and whilst the Company actively monitoring and managing its operations to respond to these changes, the Company does not consider it practicable to provide any quantitative estimate on the potential impact it may have on the Company.

18. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after June 30, 2022 up through the date of [.], the Company issued audited consolidated financial statements in accordance with ASC Topic 855, "Subsequent Events", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

- F19 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$602.55
Auditor Fees and Expenses	$11,100.00
Consulting Fees and Related Expenses	$20,000.00
Transfer Agent Fees	$3,500.00
TOTAL	$35,202.55

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On January 8, 2021, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Chua in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Chua currently serves as our Chief Financial Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On April 15, 2021, we, “the Company” acquired 100% of the equity interests of Jocom Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of Jocom Holdings Corp., Ms. Chua Hwee Ping was compensated $100 USD.

On May 1, 2021 the Company issued 18,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Chua Hwee Ping in consideration of $1,890. The $1,890 in proceeds went to the Company to be used as working capital.

On May 1, 2021 the Company issued 19,000,000 shares of restricted common stock to Mr. Sew Wen Chean with a par value of $0.0001 per share, in consideration of $1,900. The $1,900 in proceeds went to the Company to be used as working capital. Mr. Sew currently serves as our Chief Executive Officer and Director.

On June 1, 2021 the Company issued 8,500,000 shares of restricted common stock to SEATech Ventures Corp. with a par value of $0.0001 per share, in consideration of $850. The $850 in proceeds went to the Company to be used as working capital.

On June 1, 2021 the Company issued 5,500,000 shares of restricted common stock to JTalent Sdn. Bhd. with a par value of $0.0001 per share, in consideration of $550. The $550 in proceeds went to the Company to be used as working capital.

On June 1, 2021 the Company issued 1,500,000 shares of restricted common stock to GreenPro Venture Capital Limited with a par value of $0.0001 per share, in consideration of $150. The $150 in proceeds went to the Company to be used as working capital.

On June 1, 2021, the Company issued 500,000 shares of restricted common stock to GreenPro Asia Strategic SPC - GreenPro Asia Strategic Fund SP with a par value of $0.0001 per share, in consideration of $50. The $50 in proceeds went to the Company to be used as working capital.

Between the period of June 20, 2021 to September 20, 2021, the Company issued 3,600,000 shares of restricted common stock to 47 foreign parties, all of which do not reside in the United States. 2,300,000 shares of restricted common stock were sold at a price of $0.10 per share and 1,300,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $490,000 and went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on January 8, 2021 (1)
3.2	By-laws, as signed and agreed upon on January 8, 2021 (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia, on October 21, 2022.

Jocom Holdings Corp.

By: /s/ Sew Wen Chean
Name: Sew Wen Chean
Title: Chief Executive Officer, Director Date: October 21, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Sew Wen Chean  Signature: /s/ Sew Wen Chean  Title: Chief Executive Officer, Director (Principal Executive Officer)

Date: October 21, 2022

Name: Chua Hwee Ping  Signature: /s/ Chua Hwee Ping  Title: Chief Financial Officer, President, Secretary, Treasurer, Director (Principal Financial Officer)

Date: October 21, 2022